                             AGREEMENT AND PLAN OF
                            CONTRIBUTION AND MERGER


  This Agreement and Plan of Contribution and Merger, dated as of May 9, 1999 (hereinafter, the "Agreement"), among CNET, Inc., a Delaware corporation
                   ---------
("CNET"), XOOM.com, Inc., a Delaware corporation ("Xoom"),  Xenon 2, Inc., a
  ----                                             ----
Delaware corporation ("Xenon 2"), Xenon 3, Inc., a Delaware corporation ("Xenon
                       -------                                            -----
3") and Snap! LLC, a Delaware limited liability company ("SNAP").
-                                                         ----


                             W I T N E S S E T H:

  WHEREAS, Xenon 2 was formed by Xoom for the purpose of effecting the transactions contemplated by this Agreement and all of its outstanding capital stock is owned by Xoom;

  WHEREAS, Xenon 3 was formed by Xenon 2 for the purpose of effecting the transactions contemplated by this Agreement and all of its outstanding capital stock is owned by Xenon 2;

  WHEREAS, the Boards of Directors of each of Xoom, Xenon 2 and Xenon 3 believe it is advisable to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

  WHEREAS, Xoom, Xenon 2, National Broadcasting Company, Inc., a Delaware corporation ("NBC"), Neon Media Corporation, a Delaware corporation ("NMC"), and
              ---                                                     ---
GE Investments Subsidiary, Inc., a Delaware corporation ("GE Investments Sub"),
                                                          ------------------
are parties to an Agreement and Plan of Contribution, Investment and Merger dated as of the date hereof (the "NMC Merger Agreement") pursuant to which,
                                  --------------------
among other things, the parties thereto have agreed that (i) NBC will contribute or cause its subsidiaries to contribute to NMC certain assets, (ii) NMC will merge with and into Xenon 2, with Xenon 2 as the surviving corporation, and each outstanding share of common stock of NMC will be converted into one share of Xenon 2's Class B Common Stock, (iii) NBC will contribute or cause its subsidiaries to contribute certain assets to Xenon 2 and (iv) GE Investments Sub will purchase the Xenon 2 Convertible Note in exchange for a combination of cash and the assignment of the NBC Note;

  WHEREAS, while the closing under the NMC Merger Agreement and the closing under this Agreement are not contingent on each other, it is intended that both transactions represent a series of steps in the formation of Xenon 2 whereby the rights of all the parties are defined;

  WHEREAS, the consummation of the transactions contemplated by this Agreement and the NMC Merger Agreement would combine certain assets of NBC and CNET with the existing business of Xoom in a new holding company structure intended to achieve important business objectives;

  WHEREAS, concurrently with the execution hereof, in order to induce NBC to enter into the NMC Merger Agreement, NBC, Xoom and certain stockholders of Xoom are entering into a voting agreement providing for certain voting and other restrictions with respect to shares of Xoom common stock owned by such stockholders, all upon the terms and conditions specified therein; and

  WHEREAS, Xoom, CNET, Xenon 2, Xenon 3 and SNAP desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby.

  NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and intending to be legally bound, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

  1.1  Definitions. (a) Capitalized terms used and not defined in this
       -----------
Agreement shall have the following meanings:

       "Affiliate"  means with respect to a specified Person, any Person that
        ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

       "Business Day" means a day, other than Saturday or Sunday, on which
        ------------
commercial banks in New York City are open for the general transaction of business.

       "Class A Common Stock" means the Class A common stock, $0.0001 par
        --------------------
value per share, of Xenon 2.

       "Class B Common Stock" means the Class B common stock, $0.0001 par
        --------------------
value per share, of Xenon 2.

       "CNET Standstill Agreement" means a Standstill Agreement between Xenon 2
        -------------------------
and CNET to be dated as of the closing date under the NMC Merger Agreement substantially in the form of Exhibit B to the NMC Merger Agreement.
                             ---------

       "CNET Voting Agreement" means a Voting and Right of First Offer Agreement
        ---------------------
between CNET and NBC to be dated as of the closing date under the NMC Merger Agreement substantially in the form of Exhibit C to the NMC Merger Agreement.
                                       ---------

       "Code" means the Internal Revenue Code of 1986, as amended.
        ----

       "Environmental Laws" means any and all laws, rules, orders, regulations,
        ------------------
statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as
        -----
amended.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.
        ------------

       "Final Determination" means a determination as defined in Section
        -------------------
1313(a) of the Code or any other event which finally and conclusively establishes the amount of any liability for Taxes.

       "Flying Disc" means Flying Disc Investments Limited Partnership, a Nevada
        -----------
limited partnership.

       "GAAP" means generally accepted accounting principles in the United
        ----
States.

       "GBI" means Globalbrain.net, Inc., a California corporation.
        ---

       "Governmental Authority" means any nation or government, any state or
        ----------------------
other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
         -------
1976, as amended.

       "Implementing Agreements" means, the Registration Rights Agreement,
        -----------------------
the CNET Voting Agreement and the CNET Standstill Agreement.

       "Independent Accountants" means a nationally recognized firm of
        -----------------------
independent certified public accountants selected and retained by the mutual agreement of CNET and Xenon 2.

       "Intellectual Property" shall mean any patents, patent registrations,
        ---------------------
patent applications, trademarks, trademark registrations, trademark applications, tradenames, copyrights, copyright applications, copyright registrations, franchises, universal resource locators, domain names, permits, licenses, processes, formulae, proprietary technology, inventions, trade secrets, know-how, product descriptions and specifications.

        "Knowledge of" or "best Knowledge of" a party hereto when modifying any
         ------------      -----------------
representation and warranty shall mean that such party has no actual knowledge that such representation and warranty is not true and correct to the extent provided therein and that (i) such party has made appropriate investigations and inquiries of its officers and responsible employees and (ii) nothing has come to its attention in the course of such investigation and inquiries which would cause such party, in the exercise of due care, to believe that such representation and warranty is not true and correct to the extent provided therein; provided that each of the parties hereto shall be deemed to have
         --------
satisfied the foregoing requirements by making appropriate investigations and inquiries of its officers and employees listed on Schedule 1.1(a), and no
                                                  ---------------
knowledge of any other director, officer or employee of such party shall be imputed to the persons listed on the Schedule or to such party.

        "Liability" means, as to any Person, all debts, liabilities and
         ---------
obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required to be reflected, in such Person"s balance sheets.

        "Lien" means any mortgage, pledge, security interest, encumbrance,
         ----
lien or charge of any kind.

        "Losses and Expenses" means any and all damages, claims, losses,
         -------------------
expenses, costs, obligations and Liabilities, including, without limiting the generality of the foregoing, Liabilities for all reasonable attorneys" fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement), provided, however, that "Losses and Expenses"
                              --------  -------
shall not include any lost profits or other incidental, consequential or punitive damages.

        "Material Adverse Effect" means, for any party, a material adverse
         -----------------------
effect on (i) the assets, liabilities, business, results of operations or financial condition of (A) Xoom and its Subsidiaries, taken as a whole, in the case of Xoom or (B) SNAP, in the case of SNAP or CNET; or (ii) the ability of such party to perform its obligations hereunder, under the Option Agreement, under the Voting Agreement or under the Implementing Agreements to which it is a party. Notwithstanding the foregoing, the occurrence of one of the following events, without the occurrence of any other events, shall not be deemed by itself to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the outstanding equity securities of a party that is publicly traded, (ii) the failure of a party to meet earnings estimates of equity analysts as reflected in the First Call consensus estimates for any period (or for which earnings are released) on or after the date of this Agreement and prior to the Effective Time or (iii) adverse conditions affecting the U.S. economy as a whole or affecting the multi-media industry (including internet-related businesses) as a whole (provided that in each case such changes
                                         --------
do not affect such party in a disproportionate manner).

        "Materials of Environmental Concern" means any gasoline or petroleum
         ----------------------------------
(including, without limitation, crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

        "Member of the Controlled Group" means each trade or business,
         ------------------------------
whether or not incorporated, which would be treated as a single employer with the named trade or business under Section 4001 of ERISA or Section 414(b), (c),
(m) or (o) of the Code.

        "Nasdaq" means the Nasdaq National Market.
         ------

        "NBC Note" means the $340,000,000 note issued by  NBC to GE
         --------
Investments Sub to be transferred to Xenon 2 on the closing date under the NMC Merger Agreement.

        "NMC Merger Agreement" means the Agreement and Plan of Contribution,
         --------------------
Investment and Merger, dated as of the date hereof, among Xoom, Xenon 2, NBC, NMC and GE Investments Sub.

        "Option Agreement" means the Stock Option Agreement, dated as of the
         ----------------
date hereof, between NBC and Xoom.

        "Other Property or Money" means other property or money within the
         -----------------------
meaning of Section 351(b) or Section 356(a) of the Code.

        "Permitted Liens" means (i) Liens for Taxes that (x) are not yet due or
         ---------------
delinquent or (y) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;
(ii) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue for a period of 45 days or amounts being contested in good faith by appropriate proceedings if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iii) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security or similar benefits; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature; (v) easements, rights-of-way, restrictions and other similar charges or encumbrances on real property interests which, individually or in the aggregate, do not materially interfere with the ordinary conduct of the relevant entity or business, taken as a whole or the use of any such real property for its current uses; (vi) leases or subleases granted to others which do not materially interfere with the ordinary conduct of the relevant entity or business, taken as a whole; (vii) with respect to real property, title defects or irregularities that do not in the aggregate materially impair the use of the property; (viii) any other Liens imposed by operation of law that do not, individually or in the aggregate, have a Material Adverse Effect on the relevant entity or business, taken as a whole; and (ix) as to any real property leases with respect to which the relevant entity is a lessee, any Lien affecting the interest of the landlord thereunder.

        "Person" means any individual, corporation, partnership, joint venture,
         ------
trust, incorporated organization, limited liability company, other form of business or legal entity or Governmental Authority.

        "Post-Closing Tax Period" means any Tax period (or portion thereof)
         -----------------------
ending after the Closing Date.

        "Pre-Closing Tax Period" means any Tax period (or portion thereof)
         ----------------------
ending on or before the Closing Date.

        "Registration Rights Agreement" means the registration rights
         -----------------------------
agreement among Xenon 2, NBC, CNET and Flying Disc to be dated as of the closing date under the NMC Merger Agreement having the terms set forth in Exhibit G to
                                                                  ---------
the NMC Merger Agreement.

        "SEC" means the Securities and Exchange Commission.
         ---

        "Securities Act" means the Securities Act of 1933, as amended.
         --------------

        "SNAP" means SNAP! LLC, a Delaware limited liability company.
         ----

        "SNAP LLC Agreement" means the limited liability company agreement of
         ------------------
SNAP, as amended from time to time.

        "SNAP Units" means the units representing limited liability company
         ----------
interests under the SNAP LLC Agreement.

        "Subsidiary" or "Subsidiaries" of any Person means any corporation,
         ----------      ------------
partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and any partnership of which such Person serves as general partner.

        "Tax Authority" shall mean any Governmental Authority having
        -------------
jurisdiction over Taxes.

        "Taxes" shall mean all federal, state, local and foreign taxes, fees,
         -----
charges and other assessments of a similar nature, whether imposed directly or through withholding, including, without limitation, any net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall tax, premium, custom, duty or other tax, together with any interest, additions to tax, or penalties applicable thereto.

        "Tax Returns" shall mean all federal, state, local and foreign tax
         -----------
returns, declarations, statements, reports, schedules, forms and information returns and any amended tax returns relating to Taxes.

        "Voting Agreement" means the Voting Agreement dated as of the date
         ----------------
hereof among Xoom, NBC, Flying Disc and Chris Kitze.

        "Xenon 2 Convertible Note" means the $486,894,758 convertible note to be
         ------------------------
issued by Xenon 2 to GE Investments Sub on the closing date under the NMC Merger Agreement having the terms set forth in Exhibit H to the NMC Merger Agreement.
                                        ---------

        "Xoom Preferred Stock" means shares of preferred stock, par value
         --------------------
$.0001 per share, of Xoom.

        "Xoom Stock" means shares of common stock, par value $.0001 per
         ----------
share, of Xoom.

        (b) As used in this Agreement, each of the following capitalized terms shall have the meaning ascribed to them in the Section set forth opposite such term:

        Term                                    Section
        ----                                    -------

  Affiliate Agreement                             6.13
  Certificate of Merger                           2.3
  Class A Common Stock                            1.1
  Class B Common Stock                            1.1
  Closing                                         2.2
  Closing Date                                    2.2
  Effective Time                                  2.3
  ERISA                                           4.1(p)
  Exchange Agent                                  2.9
  Form S-4                                        6.1
  Indemnified Party                               6.6
  Merger                                          2.1
  Merger Consideration                            2.8
  Proxy Statement                                 6.1
  Required Consents                               6.4
  SEC Documents                                   4.2(h)(i)
  SNAP Balance Sheet                              4.1(f)
  SNAPBudget                                      4.1(i)
  SNAP Employees                                  6.7(a)(i)
  SNAP Intellectual Property                      4.1(l)

        Term                                     Section
        ----                                     -------
  SNAP Options                                    4.1(t)
  SNAP Plans                                      4.1(p)
  Stockholder Approval                            4.2(b)
  Surviving Corporation                           2.1
  Stockholder Meeting                             6.2
  Xoom Budget                                     4.2(k)
  Xoom ESPP                                       6.8(b)
  Xoom Intellectual Property                      4.2(n)
  Xoom Non-Plan Options                           4.2(g)
  Xoom Options                                    4.2(g)
  Xoom Option Plan                                4.2(g)
  Xoom Plan Options                               4.2(g)
  Xenon 2 Option                                  6.8(a)
  Xenon 2 Option Plan                             6.8(a)


                                  ARTICLE II

                                  THE MERGER


  2.1  The Merger. Upon the terms and subject to the conditions set forth in
       ----------
this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Xenon 3 shall be merged (the "Merger") with and into Xoom at the
-----                     ------
Effective Time (as defined in Section 2.3). Following the Merger, the separate
                              -----------
corporate existence of Xenon 3 shall cease and Xoom shall continue as the surviving corporation (the "Surviving Corporation").
                            ---------------------

  2.2  Closing.  Subject to the satisfaction or waiver (subject to applicable
       -------
law) of the conditions set forth in Article VII, the closing of the Merger and
                                    -----------
the transactions contemplated by this Agreement (the "Closing") will take place
                                                      -------
on the Business Day after all the conditions to Closing (other than conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in
Article VII shall have been satisfied or waived, unless this Agreement has been
-----------
theretofore terminated pursuant to its terms, unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be
                                         ------------
held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, unless another place is agreed to in writing by the parties hereto.

  2.3  Effective Time.  As soon as practicable following the satisfaction of
       --------------
the conditions set forth in Article VII, the parties shall (i) file a
                            -----------
certificate of merger (the "Certificate of Merger") executed in accordance with
                            ----------------------
the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").
                                    --------------

  2.4  Effects of the Merger. At and after the Effective Time, the Merger will
       ---------------------
have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Xoom and Xenon 3 shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Xoom and Xenon 3 shall become the debts, liabilities and duties of the Surviving Corporation.

  2.5  Certificates of Incorporation. (a) The certificate of incorporation of
       -----------------------------
Xoom, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

       (b) Xoom and Xenon 2 shall cause the certificate of incorporation of Xenon 2 to be amended and restated effective as of the Effective Time so as to provide for an authorized capitalization as set forth on Schedule 2.5(b) and
                                                         ---------------
shall otherwise be substantially the same as the certificate of incorporation of Xoom as in effect immediately prior to the Effective Time, with such changes therein as CNET, Xenon 2 and Xoom may agree upon prior to the Effective Time.

  2.6  By-Laws. (a) The by-laws of Xoom, as in effect immediately prior to the
       -------
Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

       (b) Xoom and Xenon 2 shall cause the by-laws of Xenon 2 to be amended and restated effective as of the Effective Time so as to be substantially the same as the by-laws of Xoom as in effect immediately prior to the Effective Time, with such changes therein as CNET, Xenon 2 and Xoom may agree upon prior to the Effective Time.

  2.7  Officers and Directors of Surviving Corporation and Xenon 2.
       -----------------------------------------------------------
The officers of Xoom as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of the Surviving Corporation as of the Effective Time shall be as provided in Schedule 2.7, which
                                                             ------------
individuals will serve as directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified. Xoom and Xenon 2 shall cause the officers and directors of Xenon 2 as of the Effective Time to be as provided in Schedule 2.7.
                          ------------

  2.8  Effect on Capital Stock. (a)  At the Effective Time by virtue of the
       -----------------------
Merger and without any action on the part of the holder thereof, each share of Xoom Stock issued and outstanding immediately prior to the Effective Time (other than shares of Xoom Stock held by Xoom, all of which shall be canceled as provided in Section 2.8(c)) shall be converted into the right to receive one
            --------------
share of Class A Common Stock (the "Merger Consideration") .
                                    --------------------

       (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Xoom Stock shall be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Xoom Stock (a "Certificate") shall
                                                   -----------
thereafter cease to have any rights with respect to such shares of Xoom Stock, except as provided herein or by law.

       (c) Each share of Xoom Stock issued and owned or held by Xoom at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and no stock of Xenon 2 or other consideration shall be delivered in exchange therefor.

       (d) Each share of common stock, par value $0.0001 per share, of Xenon 3 issued and outstanding immediately prior to the Effective Time, shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation as of the Effective Time.

  2.9  Exchange Fund. Prior to the Effective Time, Xenon 2 shall appoint a
       -------------
commercial bank or trust company (or a subsidiary thereof) reasonably acceptable to Xenon 2 and Xoom to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At
                                                           --------------
or prior to the Effective Time, Xenon 2 shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Xoom Stock, certificates representing the Class A Common Stock issuable pursuant to Section 2.8 in
                                                           -----------
exchange for outstanding shares of Xoom Stock.

  2.10  Exchange Procedures. As soon as reasonably practicable after the
        -------------------

Effective Time, Xenon 2 shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Xenon 2 may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor one or more shares of Class A Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the number of shares that such holder has the right to receive pursuant to Section 2.8. In the event of a transfer of ownership of Xoom Stock
            -----------
which is not registered in the transfer records of Xoom the proper number of shares of Class A Common Stock may be issued with respect to such Xoom Stock to such a transferee if the Certificate formerly representing such shares of Xoom Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

  2.11  Distributions with Respect to Unexchanged Shares. No dividends or
        ------------------------------------------------
other distributions declared or made with respect to shares of Class A Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Class A Common Stock that such holder would be entitled to receive upon surrender of such Certificate until such holder shall surrender such Certificate in accordance with Section 2.10. Subject to the effect of applicable
                               ------------
laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Class A Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Class A Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Class A Common Stock.

  2.12  No Further Ownership Rights in Xoom Stock. All shares of Class A Common
        -----------------------------------------
Stock issued upon surrender of certificates in accordance with the terms of this
Article II shall be deemed to have been issued in full satisfaction of all
----------
rights pertaining to the shares of Xoom Stock formerly represented thereby.

  2.13  Termination of Exchange Fund. Any portion of the Exchange Fund which
        ----------------------------
remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this Article II shall
                                                         ----------
thereafter look only to Xenon 2 for the Merger Consideration with respect to the shares of Xoom Stock formerly represented thereby to which such holders are entitled pursuant to Section 2.8 and Section 2.10 and any dividends or
                     -----------     ------------
distributions with respect to shares of Class A Common Stock to which such holders are entitled pursuant to Section 2.11. Any such portion of
                                 -------
the Exchange Fund remaining unclaimed by holders of shares of Xoom Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

  2.14  No Liability. None of SNAP, CNET, Xenon 2, Xenon 3, Xoom, the Surviving
        ------------
Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  2.15  Lost Certificates. If any Certificate shall have been lost, stolen or
        -----------------
destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Xenon 2, the posting by such Person of a bond in such reasonable amount as Xenon 2 may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Xoom Stock formerly represented thereby and unpaid dividends and distributions on shares of Class A Common Stock deliverable in respect thereof, pursuant to this Agreement.

  2.16  Further Assurances. At and after the Effective Time, the officers and
        ------------------
directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Xoom or Xenon 3, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Xoom or Xenon 3, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

  2.17  Stock Transfer Books. The stock transfer books of Xoom shall be closed
        --------------------
immediately upon the Effective Time and there shall be no further registration of transfers of shares of Xoom Stock issued and outstanding immediately prior to the Effective Time thereafter on the records of Xoom. On or after the Effective Time, any Certificates presented to the Exchange Agent or Xenon 2 for any reason shall be canceled and exchanged for certificates representing the Merger Consideration with respect to the shares of Xoom Stock formerly represented thereby and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.11.
                         ------------

  2.18  Federal Income Tax Consequences. For federal income tax purposes, it is
        -------------------------------
intended that the Merger qualify as a contribution of Xoom Stock to Xenon 2 qualifying under Section 351 of the Code and as a "reorganization," within the meaning of Section 368(a) of the Code, and that each of Xenon 2, Xoom and Xenon 3 be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Merger.


                                 ARTICLE III

             CONTRIBUTIONS AND  ISSUANCES OF CLASS A COMMON STOCK
             ----------------------------------------------------


  3.1  Contribution and Issuance of Class A Common Stock to CNET and GBI.
       -----------------------------------------------------------------
(a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and immediately after the Effective Time, CNET shall, shall cause its Subsidiaries to, and shall require GBI to, assign, transfer and convey to Xenon 2 (or one or more wholly-owned Subsidiaries of Xenon 2 designated by Xenon 2), and Xenon 2 (or one or more wholly-owned Subsidiaries of Xenon 2 designated by Xenon 2) shall acquire all of CNET"s and GBI"s right, title and interest to the SNAP Units held by CNET and GBI free and clear of all Liens.

       (b)  In connection with the transactions described in Section 3.1(a),
                                                             --------------
Xenon 2, CNET and GBI shall execute all purchase, transfer and other agreements which counsel for Xoom and CNET determine are reasonably necessary to effect the transactions described therein.

       (c)  In exchange for the transfer of the SNAP Units set forth in Section
                                                                        -------
3.1(a), at the Closing and immediately following the Effective Time, Xenon 2
------
shall issue to CNET 7,147,584 shares of Class A Common Stock.

      (d)  In exchange for the transfer of the SNAP Units set forth in Section
                                                                       -------
3.1(a), at the Closing and immediately following the Effective Time, Xenon 2
------
shall issue to GBI 97,479 shares of Class A Common Stock.

        (e) Upon the original issuance of the shares of Class A Common Stock by Xenon 2 to CNET hereunder, and until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities laws, any certificate issued representing any such Class A Common Stock shall bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE SO REGISTERED OR (B) UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE ISSUER IS FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THAT EFFECT. IN ADDITION, SUCH SHARES MAY ONLY BE TRANSFERRED PURSUANT TO THE PROVISIONS OF THE STANDSTILL AGREEMENT, DATED AS OF _____ __, 1999, BETWEEN THE ISSUER AND CNET, INC., AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER."

      (f) Upon the original issuance of the shares of Class A Common Stock by Xenon 2 to GBI hereunder, and until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities laws, any certificate issued representing any such Class A Common Stock shall bear a legend containing the first sentence of the legend set forth in Section 3.1(e) above.
                    --------------

      (g)   It is intended that the transfers described in Section 3.1(a) as
                                                           --------------
part of the plan for the formation of Xenon 2 will qualify as a non-taxable transfer pursuant to Section 351 of the Code.


                                 ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PARTIES
                 ---------------------------------------------

  4.1  Representations and Warranties with respect to SNAP. SNAP represents and
       ---------------------------------------------------
warrants to Xoom as follows:

      (a)  Due Organization, Power and Good Standing. SNAP is duly organized,
           -----------------------------------------
validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. SNAP is qualified to do business and is in good standing in all jurisdictions in which it conducts its business, except where the failure to do so would not, individually or in the aggregate, taken as a whole, have a Material Adverse Effect. SNAP has no Subsidiaries other than SNAP! International LLC which has not commenced business operations and has no material assets or liabilities.

        (b)  Authorization and Validity of Agreement.  The execution,
             ---------------------------------------
delivery and performance by SNAP of this Agreement, the consummation by SNAP of the transactions contemplated hereby and the transfer of the SNAP Units pursuant hereto have been duly authorized by all necessary action on the part of SNAP and constitutes a valid and legally binding obligation of SNAP, enforceable against it in accordance with its terms.

       (c)  Governmental Approvals; Consents. Except as described in Schedule
            --------------------------------                         --------
4.1(c), the execution, delivery and performance by SNAP of this Agreement and
------
the consummation by SNAP of the transactions contemplated hereby will not (i) conflict with or result in a breach of any provision of the SNAP LLC Agreement;
(ii) require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority; (iii) require the consent or approval of any Person (other than a Governmental Authority) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets of SNAP under any of the terms, conditions or provisions of any contract or license to which SNAP is a party or by which it or its assets or property are bound; or
(iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to SNAP; other than any consents, approvals, authorizations and permits the failure of which to obtain and any violations, conflicts, breaches defaults and other matters set forth pursuant to clauses
(ii), (iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      (d)  Certain Fees.  Neither SNAP nor any of the officers, directors or
           ------------
employees, thereof has employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby or by the NMC Merger Agreement except that SNAP has employed BT Alex. Brown Incorporated whose fees and expenses will be paid in accordance with Section 10.5 if the transactions contemplated by
                           ------------
this Agreement are consummated and otherwise will be paid by SNAP.

      (e)  Equity Interests. As of the date hereof, the outstanding equity
           ----------------
interests in SNAP and the holders thereof are set forth on Schedule 4.1(e)
                                                           ---------------
hereto. All outstanding SNAP Units are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive rights except as set forth in the SNAP LLC Agreement and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid distributions with respect to any SNAP Units. The limited liability company interests of SNAP International LLC have been duly authorized and issued, and are fully paid and non-assessable and are owned by SNAP free and clear of all Liens. Except for the capital stock of its Subsidiaries, SNAP does not own, directly or indirectly, more than 10% of the capital stock or other ownership interest in any Person and to the extent it owns less than 10% of the capital stock or other ownership interest in any Person, such interests in the aggregate do not constitute a material part of SNAP"s assets. Except as set forth on Schedule 4.1(e) hereto or as
                                      ---------------
provided under the terms of this Agreement, no SNAP Units are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating SNAP to (i) offer, sell, issue or grant any equity interests in, or any options, warrants or rights of any kind to acquire any equity interests in, or any other securities that are convertible into or exchangeable for any equity interests in SNAP or (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding equity interests in or any outstanding options, warrants or rights of any kind to acquire any equity interests in, or any other outstanding securities that are convertible into or exchangeable for any equity interests in SNAP. At the Effective Time, after giving effect to the transactions contemplated by this Agreement, Xenon 2 will own all of the outstanding SNAP Units other than SNAP Units owned by NBC and its Subsidiaries or SNAP Units issued pursuant to the exercise of SNAP Options free and clear of all Liens.

      (f)  Financial Information, Liabilities.  The unaudited balance sheet
           ----------------------------------
for SNAP as at December 31, 1998 (the "SNAP Balance Sheet") and the related
                                       ------------------
unaudited income statement for the six months ending December 31, 1998, copies of which are attached hereto as Schedule 4.1(f) present fairly in all material
                                ---------------
respects the financial condition and results of operations of SNAP as at December 31, 1998 and for the period then ended, subject to normal year-end audit adjustments and financial statement footnote disclosure. Except as set forth on Schedule 4.1(g), except as and to the extent disclosed in the SNAP
         ---------------
Balance Sheet, and except for liabilities incurred in connection with the transactions contemplated by this Agreement and the Implementing Agreements, there are no liabilities, whether absolute, accrued, contingent or otherwise, of SNAP, that would be required to be reflected on, or reserved against, in such consolidated balance sheet of SNAP, except for (x) liabilities which, singly or in the aggregate, would not have a Material Adverse Effect and (y) liabilities incurred subsequent to the date of such balance sheet by SNAP in the ordinary course of business consistent with past practice.

      (g)  Absence of Certain Changes or Events. Except as disclosed on Schedule
           ------------------------------------                         --------
4.1(g) since December 31, 1998, SNAP has conducted its business in all
------
material respects only in the ordinary course consistent with past practice and there has not been (i) any material adverse change in the assets, liabilities, business, results of operations or financial condition of SNAP, or (ii) except in the ordinary course of business consistent with past practice and except for such matters that would not reasonably be expected to have a Material Adverse Effect, any damage, destruction, loss, conversion, condemnation or taking by eminent domain related to any of its material assets. In addition, except as disclosed on Schedule 4.1(g), from December 31, 1998 to the date hereof,
             ---------------
SNAP has not (A) acquired or disposed of any material assets or entered into any agreement or other arrangement for any such acquisition or disposition or (B) relinquished, forgiven or canceled any material debts or claims.

      (h)  Title to Properties; Absence of Liens.  Except as disclosed on
           -------------------------------------
Schedule 4.1(h), SNAP has good title to (or, in the case of real estate or
---------------
equipment leases, a valid lease to) all of its properties, assets and other rights, free and clear of all Liens except for Permitted Liens and such assets will enable Xenon 2 to conduct the business of SNAP after the Effective Time in substantially the same manner as it is currently being conducted.

      (i)  Properties, Contracts, Permits and Other Data.  Except as specified
           ---------------------------------------------
in Schedule 4.1(i) hereto, all rights, licenses, leases, registrations,
   ---------------
applications, contracts, commitments and other agreements of SNAP or by which SNAP is bound are in full force and effect and are valid and enforceable in accordance with their respective terms except for such failures to be in full force and effect and valid and enforceable that would not, individually or in the aggregate, have a Material Adverse Effect. SNAP is not in breach or default in the performance of any obligation thereunder and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, the enforcement of which would have, either individually or in the aggregate, a Material Adverse Effect. SNAP has provided to Xoom complete and accurate copies of SNAP"s current annual budget and operating plan (the "SNAP Budget").
                                                         ----

      (j)  Legal Proceedings.  Except as described in Schedule 4.1(j), there
           -----------------                          ---------------
is no litigation, proceeding or governmental investigation to which SNAP is a party pending or, to the best Knowledge of SNAP, threatened against it or its assets which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or which, as of May 9, 1999, seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. SNAP is not a party to nor are its assets subject to any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      (k)  Labor Controversies.  Except as set forth on Schedule 4.1(k), (i)
           -------------------                          ---------------
there have been no labor strikes, slow-downs, work stoppages, lock-outs or other material labor controversies or disputes during the past two years, nor is any such strike, slow-down, work stoppage or other material labor controversy or dispute pending or, to the best Knowledge of SNAP, threatened with respect to the current or former employees of SNAP, (ii) SNAP is not a party to any labor contract, collective bargaining agreement, contract, letter of understanding or, to SNAP"s Knowledge, any other agreement, formal or informal with any labor union or organization, nor are any of SNAP"s employees represented by any labor union or organization and (iii) SNAP has not closed any facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past two years nor planned or announced any such action or program for the future.

      (l)  Intellectual Property.  SNAP owns or is licensed or otherwise has
           ---------------------
the right to use, all Intellectual Property currently used in its business (the "SNAP Intellectual Property"), except as would not, individually or in the
 --------------------------
aggregate, have a Material Adverse Effect.  SNAP has
not infringed upon or is in conflict with the Intellectual Property of any third party nor has SNAP received any written notice of any claim that it has infringed upon or is in conflict with any Intellectual Property of any third party, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.1(l), none of the rights of
                                       ---------------
SNAP to the SNAP Intellectual Property will be impaired in any way by the transactions provided for herein, and all of the rights of SNAP to the SNAP Intellectual Property will be fully enforceable by SNAP after the Closing Date to the same extent as such rights would have been enforceable by SNAP before the Closing, without the consent or agreement of any other party other than any consents and agreements the failure of which to obtain, individually or in the aggregate, would not have a Material Adverse Effect. There have been no claims (whether private or governmental) against SNAP asserting the invalidity or unenforceability of its ownership, license or other right to use any of the registered SNAP Intellectual Property.

      (m)  Government Licenses, Permits, Etc.  Except as set forth on
           ---------------------------------
Schedule 4.1(m), SNAP has all licenses, permits, consents, approvals,
---------------
authorizations, qualifications and orders of Governmental Authorities required for the conduct of its business as presently conducted, except where failure would not, individually or in the aggregate, have a Material Adverse Effect.

      (n)  Conduct of Business in Compliance with Regulatory and Contractual
           -----------------------------------------------------------------
Requirements.  SNAP has complied with all applicable laws, ordinances,
------------
regulations or orders or other requirements of any Governmental Authority including, without limitation, all rules, regulations and administrative orders relating to anti-competitive practices, discrimination, employment, health and safety, except where the failure to be in such compliance would not have, either individually or in the aggregate, a Material Adverse Effect.

      (o)  Environmental Matters.  Except as set forth on Schedule 4.1(o) and
           ---------------------                          ---------------
except for matters that, individually or in the aggregate, would not have a Material Adverse Effect, (i) SNAP complies and has complied with all applicable Environmental Laws, and possesses and complies with and has possessed and complied with all Environmental Permits; (ii) there are and have been no Materials of Environmental Concern, or other conditions, at any property owned or leased by SNAP that could give rise to any liability under any Environmental Law or result in costs arising out of any Environmental Law; (iii) no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which SNAP is, or to the Knowledge of SNAP will be, named as a party is pending or, to the Knowledge of SNAP, threatened, nor is SNAP the subject of any investigation in connection with any such proceeding or potential proceeding; (iv) there are no past, present, or anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could be expected to prevent, or materially increase the burden on SNAP of complying with applicable Environmental Laws or of obtaining, renewing, or complying with all Environmental Permits required under such laws; and (v) SNAP has provided to the other parties true and complete copies of all Environmental Reports relating to it in the possession or control of such party.

      (p)  Employee Benefit Matters.  (i)  Schedule 4.1(p) contains a true and
           ------------------------        ---------------
complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all stock purchase, stock option, severance, employment, change-
  -----
in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of SNAP or its Subsidiaries has any present or future right to benefits and under which SNAP or its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "SNAP Plans".
                                          ----------

      (ii)   With respect to each SNAP Plan which is maintained solely by
SNAP (the "SNAP Level Plans"), SNAP has made available to Xoom and Xenon 2 a
           -----------------
current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable; (C) any summary plan description and other written communications (or a description of any oral communications) by SNAP or its Subsidiaries to their employees concerning the extent of the benefits provided under a SNAP Plan; and (D) for the most recent two years (I) the Form 5500 and attached schedules and (II) audited financial statements.

     (iii) (A) Each SNAP Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each SNAP Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification (or is established using a prototype plan form which has received such a letter), and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (C) for each SNAP Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (D) no non-exempt "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) with respect to any SNAP Plan; and (E) no SNAP Plan provides retiree welfare benefits and neither SNAP nor its Subsidiaries have any obligations to provide any retiree welfare benefits except as provided under Section 4980B of the Code.

      (iv) No SNAP Plan is subject to Title IV of ERISA (including a multiemployer plan within the meaning of Section 3(37) of ERISA), no SNAP Plan is a multiple employer plan; and no SNAP Plan is subject to the minimum funding requirements of ERISA Section 302 or Code Section 412.

      (v) Neither SNAP nor any of its Subsidiaries nor any Member of the Controlled Group of which it is a member has (A) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (B) incurred, or could reasonably be expected to incur, any liability under (I) Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (II) Section 4971 of the Code that in either case could become a liability of SNAP or any Subsidiary or Xenon 2 after the Closing Date. The assets of SNAP and all of its Subsidiaries are not now, nor will they after the passage of time be, subject to any lien imposed under Code Section 412(n) by reason of a failure of any of SNAP or any Subsidiary or any Member of the Controlled Group of which it is a member to make timely installments or other payments required under Code Section 412.

        (vi) With respect to any SNAP Plan, (A) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of SNAP or its Subsidiaries, threatened and (B) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

       (vii) Except as provided on Schedule 4.1(p), no SNAP Plan exists that
                                   ---------------
could result in the payment to any present or former employee of SNAP or its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of SNAP or its Subsidiaries as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code
Section 280G.

      (q)  Absence of Certain Business Practices.  Neither SNAP, nor any
           -------------------------------------
officer, employee or agent of SNAP, nor any other Person acting on behalf of SNAP, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person or entity who is or may be in a position to help or hinder SNAP (or assist SNAP in connection with any actual or proposed transaction) which (x) subjects any party or any of their respective Affiliates, to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (y) if not given in the past, could have had a Material Adverse Effect or (z) if not continued in the future, could have a Material Adverse Effect or which might subject any party or Xenon 2 or any of their respective Affiliates to suit or penalty in any private or governmental litigation or proceeding.

      (r)  Tax Matters.   Except as set forth on Schedule 4.1(r), (i) SNAP
           -----------                           ---------------
and its Subsidiaries have timely filed (or have had timely filed on their behalf) or will timely file or cause to be timely filed, all Tax Returns required by applicable law to be filed by SNAP and its Subsidiaries prior to the Effective Time. All such Tax Returns are or will be true, complete and correct in all material respects. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any of such Tax Returns and SNAP and its Subsidiaries have not requested any extension of time within which to file any material Tax Return, which return has not yet been filed. There is no pending claim by any Tax Authority of a jurisdiction where SNAP or any of its Subsidiaries has not filed Tax Returns that SNAP or any of its Subsidiaries are or may have been subject to taxation by that jurisdiction. All Taxes required to be withheld by SNAP or its Affiliates with respect to their activities, properties, employees or independent contractors have been withheld and paid over to the appropriate Tax Authority.

        (ii) SNAP and its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate accrual for the payment of, all Taxes due with respect to any period beginning prior to the Effective Time. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against SNAP or its Subsidiaries. There are no liens for Taxes upon the assets of SNAP or its Subsidiaries, except for liens for current Taxes not yet due.

       (iii) SNAP and its Subsidiaries are not required to include in income any adjustment pursuant to Section 481(a) of the Code or any similar applicable provision by reason of a voluntary change in accounting method initiated by SNAP or its Subsidiaries, and neither the Internal Revenue Service nor any taxing authority has proposed in writing any such adjustment or change in accounting method. SNAP and its Subsidiaries have not received a tax ruling or entered into a closing agreement with any taxing authority that would have a Material Adverse Effect on SNAP or its Subsidiaries.

        (iv) SNAP and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreement that could obligate it to make any payments that would not be deductible pursuant to
Section 280G of the Code.

        (v) SNAP has been and currently is taxable as a partnership for federal income tax purposes and in all jurisdictions in which it is subject to Taxes or files Tax Returns. Each of SNAP"s Subsidiaries has been and currently is (A) wholly owned by SNAP and (B) an entity disregarded from its owner pursuant to
Section 301.7701-2 of the Treasury Regulations. Neither SNAP nor any Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. SNAP and its Subsidiaries are not a party to any joint venture, partnership, or other agreement, contract, or arrangement (either in writing or verbally, formally or informally) which could be treated as partnership for federal income tax purposes.

        (vi) Neither SNAP nor any of its Subsidiaries has a "permanent establishment," as defined in any applicable Tax treaty or convention of the United States of America, or fixed place of business in any foreign country. SNAP and its Subsidiaries are in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

        (vii) Neither SNAP nor any of its Subsidiaries is or has been bound by any tax sharing or tax allocation agreement, and it has no contractual obligation to indemnify any other person with respect to Taxes.

        (s)    Year 2000 Compliance.  SNAP has adopted and implemented a
               --------------------
commercially reasonable plan to provide (x) that the change of the year from 1999 to the year

2000 will not have a Material Adverse Effect and (y) that the impacts of such change on the venders and customers of SNAP will not have a Material Adverse Effect. In SNAP"s reasonable best estimate, no expenditures materially in excess of currently budgeted items previously disclosed to Xoom and Xenon 2 will be required in order to cause the information and business systems of SNAP to operate properly following the change of the year 1999 to the year 2000. SNAP reasonably expects any material issues related to such change of the year will be resolved in accordance with the timetable set forth in such plan (and in any event on a timely basis in order to be resolved before the year 2000). Between the date of this Agreement and the Effective Time, SNAP shall continue to use commercially reasonable efforts to implement such plan.

          (t) Options.  Except for the SNAP 1998 LLC Option Plan SNAP has never
              -------
adopted or maintained any option plan or other plan providing for equity compensation of any Person. SNAP has reserved 1,604,938 units for issuance pursuant to the SNAP 1998 LLC Option Plan ("SNAP Options"), of which 1,432,970
                                            ------------
have been issued as of the date hereof, all of which units remain subject to SNAP Options unexercised as of the date hereof. Except as set forth in Schedule
                                                                        --------
4.1(t), none of the SNAP Options will be accelerated in any way by the
------
transactions contemplated by this Agreement. SNAP has made available to Xoom and Xenon 2 accurate and complete copies of all option plans pursuant to which SNAP has granted options and the applicable vesting schedule for each such option. All units subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Schedule 4.1(t), there are no commitments or agreements of any
                ---------------
character to which SNAP is bound obligating SNAP to accelerate the vesting of any SNAP Options as a result of this Agreement. Schedule 4.1(e) lists each
                                                 ---------------
outstanding SNAP Option and identifies with respect to each such SNAP Option; its exercise price; its grant date; its vesting schedule; and what portion of such SNAP Option remains outstanding as of the date hereof. SNAP shall prepare and deliver to Xenon 2 and Xoom an updated version of Schedule 4.1(e) prior to
                                                      ---------------
the Effective Time as of a date no earlier than 5 days prior to the Effective Time.

          (u) Entire Business.  Except as set forth in Schedule 4.1(l), SNAP
              ---------------                          ---------------
owns, is licensed or otherwise has the right to use all the material properties and assets, and has all other rights, reasonably necessary for the conduct of the business of SNAP as currently conducted.

     4.2   Representations and Warranties with respect to Xoom.  Xoom
           ---------------------------------------------------
represents and warrants to CNET and SNAP as follows:

          (a) Due Organization, Power and Good Standing.  Xoom and each of its
              -----------------------------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. Xoom and each of its Subsidiaries party to an Implementing Agreement has all requisite power and authority to enter into this Agreement, the Voting Agreement, the Option Agreement and the Implementing Agreements to which it is a party and to perform its obligations hereunder and thereunder. Xoom and each of its Subsidiaries is qualified to do business and is in good standing in all jurisdictions in which it conducts its business, except where the failure to do so would not, individually or in the aggregate, taken as a whole, have a Material Adverse Effect.

          (b) Authorization and Validity of Agreement.  The execution, delivery
              ---------------------------------------
and performance by Xoom and each of its Subsidiaries of this Agreement, the Voting Agreement, the Option Agreement and the Implementing Agreements to which Xoom or its Subsidiaries is a party and the consummation by Xoom and each of its Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Xoom and each of its Subsidiaries, subject to obtaining the affirmative vote of the holders of a majority of the outstanding shares of Xoom Stock (the "Stockholder Approval").
                                                       --------------------
The Stockholder Approval is the only vote of the holders of any class or series of Xoom"s securities necessary to adopt this Agreement and approve the transactions contemplated hereby. On or before the date hereof, the Board of Directors of Xoom, at a meeting duly called and held, by the unanimous vote of the directors present at such meeting and not abstaining (i) determined that this Agreement, the Option Agreement, the Voting Agreement, and the Merger and the other transactions contemplated hereby and thereby, are advisable, (ii) declared the advisability of and approved this Agreement, the Option Agreement, the Voting Agreement and each of the Implementing Agreements, and (iii) resolved to recommend that the holders of shares of Xoom Stock adopt this Agreement and approve the Merger. Each of this Agreement, the Option Agreement and the Voting Agreement has been, and each of the Implementing Agreements to which Xoom or any of its Subsidiaries is a party will on the Closing Date be, duly executed and delivered by Xoom and each of its Subsidiaries and constitutes or, in the case of the other Implementing Agreements, upon execution thereof will constitute, a valid and legally binding obligation of Xoom and its Subsidiaries, enforceable against each in accordance with their respective terms.

          (c) Governmental Approvals; Consents.  Except as described in Schedule
              --------------------------------                          --------
4.2(c), the execution, delivery and performance of this Agreement, the Voting
------
Agreement, the Option Agreement and the Implementing Agreements by Xoom and its Subsidiaries and the consummation by such party of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws or other governing documents of Xoom or any of its Subsidiaries; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority; (iii) require the consent or approval of any Person (other than a Governmental Authority) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets of Xoom or its Subsidiaries under, any of the terms, conditions or provisions of any contract or license to which Xoom or any of its Subsidiaries is a party or by which it or its assets or property are bound; or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Xoom or any of its Subsidiaries; other than any consents, approvals, authorizations and permits the failure of which to obtain and any violations, conflicts, breaches defaults and other matters set forth pursuant to clauses (ii), (iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (d) Certain Fees.  Neither Xoom nor any of its Subsidiaries nor the
              ------------
officers, directors or employees thereof have employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby; except that Xoom has employed Bear, Stearns & Co., Inc. and Hambrecht & Quist, LLC whose fees and expenses will be paid in accordance with Section 10.5 if the transactions
                                         ------------
contemplated by this Agreement are consummated and otherwise will be paid by Xoom. Xoom has provided NBC a copy of the engagement letter entered into with Hambrecht & Quist, LLC related to the transactions contemplated hereby.

          (e) Opinion of Financial Advisor.  Xoom has received the opinion of
              ----------------------------
Bear, Stearns & Co. Inc., as of the date hereof, with respect to the fairness of the transaction contemplated by this Agreement from a financial point of view.

          (f) Capital Stock.  The authorized capital stock of Xoom consists of
              -------------
40,000,000 shares of Xoom Stock and 5 million shares of Xoom Preferred Stock, of which 17,162,056 shares of Xoom Stock and no shares of Xoom Preferred Stock have been issued and are outstanding as of the date hereof. All outstanding shares of Xoom Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of Xoom or any agreement to which Xoom is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of Xoom Stock. The authorized capital stock of Xenon 2 consists of 100 shares of common stock, par value $0.0001 per share, of which 100 shares have been issued and are outstanding and held by Xoom as of the date hereof.
The authorized capital stock of Xenon 3 consists of 100 shares of common stock, par value $0.0001 per share, of which 100 shares have been issued and are outstanding and held by Xenon 2 as of the date hereof. All of the shares of capital stock of each of the Subsidiaries of Xoom and Xenon 2 are duly authorized and issued, fully paid and nonassessable and are owned by Xoom or another Subsidiary of Xoom free and clear of all Liens. Except for the capital stock of its Subsidiaries, Xoom does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

          (g) Stock Options.  Except for the Xoom ESPP, the Xoom Option Plan
              -------------
pursuant to which the Xoom Plan Options were issued, and the Xoom Non-Plan Options (together with the Xoom Plan Options, the "Xoom Options"), neither Xoom
                                                   ------------
nor any of its Subsidiaries has ever adopted or maintained any stock option plan or other plan providing for equity compensation of any person. Xoom has reserved 3,535,224 shares of Xoom Stock for issuance pursuant to the Xoom ESPP, Xoom Plan Options and Xoom Non-Plan Options, of which 3,336,157 have been issued as of the date hereof, of which 2,043,556 shares remain subject to Xoom Plan Options unexercised as of the date hereof and 981,212 shares remain subject to Xoom Non-Plan Options unexercised as of the date hereof. Except pursuant to
Section 6.8 and as reflected on Schedule 4.2(g) none of the Xoom Options will be
-----------                     ---------------
accelerated in any way by the transactions contemplated by this Agreement. Xoom and its Subsidiaries have made available to CNET accurate and complete copies of all stock option plans pursuant to which Xoom and its Subsidiaries have granted stock options that are currently outstanding, the form of all stock option agreements evidencing such options and the applicable vesting schedule for each such option. All shares of Xoom Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Schedule 4.2(g) or as contemplated by
                                           ---------------
this Agreement, there are no commitments or agreements of any character to which Xoom or any of its Subsidiaries are bound obligating Xoom or any of its Subsidiaries to accelerate the vesting of any Xoom Option as a result of this Agreement. Schedule 4.2(g) lists each outstanding Xoom Option and identifies
           --------------
with respect to each such Xoom Option whether it is a Xoom Plan Option or a Xoom Non-Plan Option; its exercise price; its grant date; its vesting schedule; and what portion of such Xoom Option remains outstanding as of the date hereof. Xoom and its Subsidiaries shall prepare and deliver to CNET an updated version of
Schedule 4.2(g) prior to the Effective Time as of a date no earlier than 5 days
---------------
prior to the Effective Time.

          (h) Obligations With Respect to Capital Stock.  Except as set forth in
              -----------------------------------------
Section  4.2(f) and Section 4.2(g) and on Schedule 4.2(h), there are no equity
---------------     --------------        ---------------
securities, partnership interests or similar ownership interests of any class of any equity security of Xoom or any of its Subsidiaries, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 4.2(h) or as set forth
                                                ---------------
in Section 4.2(g) hereof, there are no subscriptions, options, warrants, equity
   --------------
securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Xoom or any of its Subsidiaries is a party or by which Xoom or any of its Subsidiaries is bound obligating Xoom or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Xoom or any of its Subsidiaries or obligating Xoom or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Xoom or any of its Subsidiaries is a party or by which they are bound with respect to any equity security, partnership interest or similar ownership interest of any class of any equity security of Xoom or any of its Subsidiaries.

          (i) SEC Filings, Financial Information, Liabilities.  Xoom has filed
              -----------------------------------------------
and made publicly available a true and complete copy of each report, schedule, registration statement and definitive proxy statement required to be filed with the SEC since December 9, 1998 (the "SEC Documents"). As of their respective
                                     -------------
dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such SEC Documents. None of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Xoom included in the SEC Documents comply as to form in all material respect with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments) and fairly present in all material respects the consolidated financial position of Xoom and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash for the periods then ended. Except as set forth in the SEC Documents (including any item accounted for in the financial statements contained in the SEC Documents or set forth in the notes thereto) as of December 31, 1998, neither Xoom nor any of its Subsidiaries had, and since such date neither Xoom or any of its Subsidiaries has incurred, any claims, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on Xoom (other than claims, liabilities or obligations contemplated by this Agreement or expressly permitted to be incurred pursuant to this Agreement). In addition, since December 31, 1998, there has not been any declaration, setting aside or payment of a dividend or other distribution with respect to Xoom Stock or any material change in accounting methods or practices by Xoom or any of its Subsidiaries.

          (j) Absence of Certain Changes or Events.  Except as disclosed on
              ------------------------------------
Schedule 4.2(j) since December 31, 1998, Xoom and each of its Subsidiaries have
---------------
conducted their businesses in all material respects only in the ordinary course, consistent with past practice and there has not been prior to the date hereof,
(x) any material adverse change in the assets, liabilities, business, results of operations or financial condition of Xoom or any of its Subsidiaries or (y) except in the ordinary course of business consistent with past practice and except for such matters that would not reasonably be expected to have a Material Adverse Effect, any damage, destruction, loss, conversion, condemnation or taking by eminent domain related to any material asset of Xoom and any of its Subsidiaries, taken as a whole. In addition, except as disclosed on Schedule
                                                                     --------
4.2(j), from December 31, 1998 to the date hereof, neither Xoom nor any of its
------
Subsidiaries has (A) acquired or disposed of any material assets or entered into any agreement or other arrangement for any such acquisition or disposition or
(B) relinquished, forgiven or canceled any material debts or claims.

          (k) Properties, Contracts, Permits and Other Data.  Except as
              ---------------------------------------------
specified in Schedule 4.2(k) hereto, all rights, licenses, leases,
             ---------------
registrations, applications, contracts, commitments and other agreements of Xoom and its Subsidiaries are in full force and effect and are valid and enforceable in accordance with their respective terms except for such failures to be in full force and effect and valid and enforceable that would not, individually or in the aggregate, have a Material Adverse Effect. Neither Xoom nor any of its Subsidiaries is in breach or default in the performance of any obligation thereunder and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, the enforcement of which would have, either individually or in the aggregate, a Material Adverse Effect. Xoom has provided to CNET complete and accurate copies of its current annual budget and operating plan (the "Xoom Budget").
                     -----------

          (l)  Legal Proceedings.  Except as described in Schedule 4.2(l), there
               -----------------                          ---------------
is no litigation, proceeding or governmental investigation to which Xoom or any of its Subsidiaries is a party pending or, to the best Knowledge of Xoom or any of its Subsidiaries, threatened against

Xoom or any of its Subsidiaries which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or which, as of May 9, 1999, seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. Neither Xoom nor any of its Subsidiaries is a party to, nor are any of their respective assets subject to, any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (m) Labor Controversies.  Except as set forth on Schedule 4.2(m), (i)
              -------------------                          ---------------
there have been no labor strikes, slow-downs, work stoppages, lock-outs or other material labor controversies or disputes during the past two years, nor is any such strike, slow-down, work stoppage or other material labor controversy or dispute pending or, to the best Knowledge of such party, threatened with respect to the current or former employees of Xoom and its Subsidiaries, (ii) neither Xoom nor any of its Subsidiaries is a party to any labor contract, collective bargaining agreement, contract, letter of understanding or, to such party's Knowledge, any other agreement, formal or informal with any labor union or organization, nor are any of Xoom"s or any of its Subsidiaries" employees represented by any labor union or organization nor have there been any labor union organizing activities at any Xoom or any of its Subsidiaries" facilities within the last three years and (iii) neither Xoom nor any of its Subsidiaries has closed any facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past two years nor has Xoom or any of its Subsidiaries planned or announced any such action or program for the future.

          (n) Intellectual Property.  Xoom or its Subsidiaries own or are
              ---------------------
licensed or otherwise have the right to use, all Intellectual Property currently used by Xoom and its Subsidiaries (the "Xoom Intellectual Property"), except as
                                        --------------------------
would not, individually or in the aggregate, have a Material Adverse Effect. Neither Xoom nor any of its Subsidiaries has infringed upon or is in conflict with the Intellectual Property of any third party nor has Xoom or any of its Subsidiaries received any written notice of any claim that Xoom or any of its Subsidiaries has infringed upon or is in conflict with any Intellectual Property of any third party, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 4.2(n), none of the
                                                   ---------------
rights of Xoom or any of its Subsidiaries to the Xoom Intellectual Property will be impaired in any way by the transactions provided for herein, and all of the rights of Xoom and its Subsidiaries to the Xoom Intellectual Property will be fully enforceable by Xenon 2 after the Closing Date to the same extent as such rights would have been enforceable by Xoom and its Subsidiaries before the Closing, without the consent or agreement of any other party other than any consents and agreements the failure of which to obtain, individually or in the aggregate, would not have a Material Adverse Effect. There have been no claims (whether private or governmental) against Xoom or its Subsidiaries asserting the invalidity or unenforceability of its ownership, license or other right to use to any of the registered Xoom Intellectual Property.

          (o) Government Licenses, Permits, Etc.  Except as set forth on
              ---------------------------------
Schedule 4.2(o), Xoom and its Subsidiaries have all licenses, permits, consents,
---------------
approvals, authorizations, qualifications and orders of Governmental Authorities required for the conduct of its Business as presently conducted, except where failure would not, individually or in the aggregate, have a Material Adverse Effect.

          (p) Conduct of Business in Compliance with Regulatory and Contractual
              -----------------------------------------------------------------
Requirements.  Xoom and its Subsidiaries have complied with all applicable laws,
------------
ordinances, regulations or orders or other requirements of any Governmental Authority, including, without limitation, all rules, regulations and administrative orders relating to anti-competitive practices, discrimination, employment, health and safety, except where the failure to be in such compliance would not have, either individually or in the aggregate, a Material Adverse Effect.

          (q) Employee Benefit Matters.  (i)  Schedule 4.2(q)(i) contains a true
              ------------------------        ------------------
and complete list of each "employee benefit plan" (within the meaning of section 3(3) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of Xoom or its Subsidiaries has any present or future right to benefits and under which Xoom or its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Xoom Plans".
                                          ----------

          (ii) With respect to each Xoom Plan, Xoom and its Subsidiaries have made available to CNET a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable; (C) any summary plan description and other written communications (or a description of any oral communications) by Xoom or its Subsidiaries to their employees concerning the extent of the benefits provided under a Xoom Plan; and (D) for the most recent two years (I) the Form 5500 and attached schedules and (II) audited financial statements.

          (iii)   (A) Except as set forth on Schedule 4.2(q)(iii), each Xoom
                                             --------------------
Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each Xoom Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification (or established using a prototype plan form which has received such a letter), and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (C) for each Xoom Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (D) no nonexempt "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) with respect to any Xoom Plan; and (E) no Xoom Plan provides retiree welfare benefits and neither Xoom nor any of its Subsidiaries have any obligations to provide any retiree welfare benefits except as provided under Section 4980B of the Code.

          (iv) No Xoom Plan is subject to Title IV of ERISA (including a multiemployer plan within the meaning of Section 3(37) of ERISA), no Xoom Plan is a multiple employer plan; and no Xoom Plan is subject to the minimum funding requirements of ERISA Section 302 or Code Section 412.

          (v) Neither Xoom nor any of its Subsidiaries nor any Member of the Controlled Group of which it is a member has (A) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (B) incurred, or could reasonably be expected to incur, any liability under (I) Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (II) Section 4971 of the Code that in either case could become a liability of Xoom or CNET or any of their respective Subsidiaries after the Closing Date. The assets of Xoom and all of its Subsidiaries are not now, nor will they after the passage of time be, subject to any lien imposed under Code Section 412(n) by reason of a failure of any of any Subsidiary or any Member of the Controlled Group of which it is a member to make timely installments or other payments required under Code Section 412.

          (vi) With respect to any Xoom Plan, (A) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Xoom and its Subsidiaries, threatened and (B) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.

          (vii)  Except as provided on Schedule 4.2(q)(vii), no Xoom Plan
                                       --------------------
exists that could result in the payment to any present or former employee of Xoom or its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Xoom or its Subsidiaries as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

          (r) Absence of Certain Business Practices.  Neither Xoom nor any of
              -------------------------------------
its Subsidiaries, nor any officer, employee or agent thereof, nor any other Person acting on behalf of such Persons, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person or entity who is or may be in a position to help or hinder Xoom or its Subsidiaries (or assist Xoom or its Subsidiaries in connection with any actual or proposed transaction) which
(x) subjects any party or any of its Subsidiaries, to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (y) if not given in the past, could have had a Material Adverse Effect or (z) if not continued in the future, could have a Material Adverse Effect or which might subject any party or Xenon 2 or any of their respective Subsidiaries to suit or penalty in any private or governmental litigation or proceeding.

          (s) Tax Matters.  Except as set forth in Schedule 4.2(s), (i)  Xoom
              -----------                          ---------------
and each of its Subsidiaries have timely filed (or have had timely filed on their behalf) or will timely file or cause to be timely filed, all Tax Returns required by applicable law to be filed by any of them prior to the Effective Time. All such Tax Returns are or will be true, complete and correct in all material respects. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any of such Tax Returns and neither Xoom nor any of its Subsidiaries has requested any extension of time within which to file any material Tax Return, which return has not yet been filed. There is no pending claim by any tax authority of a jurisdiction where Xoom or any of its Subsidiaries has not filed Tax Returns that Xoom or such Subsidiary is or may have been subject to taxation by that jurisdiction. All Taxes required to be withheld by Xoom or its Affiliates with respect to their activities, properties, employees or independent contractors have been withheld and paid over to the appropriate Tax Authority.

          (ii) Xoom and each of its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate accrual for the payment of, all Taxes due with respect to any period beginning prior to the Effective Time. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against Xoom or any of its Subsidiaries. There are no liens for Taxes upon the assets of Xoom or any of its Subsidiaries, except for liens for current Taxes not yet due.

          (iii) Neither Xoom nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code or any similar applicable provision by reason of a voluntary change in accounting method initiated by Xoom or any of its Subsidiaries, and neither the Internal Revenue Service nor any taxing authority has proposed in writing any such adjustment or change in accounting method. Neither Xoom nor any of its Subsidiaries has received a tax ruling or entered into a closing agreement with any taxing authority that would have a continuing Material Adverse Effect upon Xoom or any of its Subsidiaries.

          (iv) Neither Xoom nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that would not be deductible pursuant to
Section 280G of the Code.

          (v) Neither Xoom nor any of its Subsidiaries has a "permanent establishment," as defined in any applicable Tax treaty or convention of the United States of America, or fixed place of business in any foreign country. Xoom and its Affiliates are in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.
          (vi) Neither Xoom nor any Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Xoom and its Subsidiaries are not a party to any joint venture, partnership, or other agreement, contract, or arrangement (either in writing or verbally, formally or informally) which could be treated as partnership for federal income tax purposes.

          (vii) Neither Xoom nor any of its Subsidiaries is or has been bound by any tax sharing or tax allocation agreement, and it has no contractual obligation to indemnify any other person with respect to Taxes.

          (t) Section 203.  The Board of Directors of Xoom and each of its
              -----------
Subsidiaries has taken appropriate action so that the provisions of Section 203 of the DGCL restricting "business combinations" with "interested stockholders" (each as defined in such Section 203) will not, prior to the termination of this Agreement pursuant to Article IX hereof, apply to CNET or SNAP or any of their
                      ----------
Affiliates with respect to this Agreement, the NMC Merger Agreement, the Voting Agreement, the Option Agreement or any of the Implementing Agreements or any of the transactions contemplated hereby or thereby.

          (u) Year 2000 Compliance.  Except as set forth in Schedule 4.2(v),
              --------------------                          ---------------
Xoom, and each of its Subsidiaries has adopted and implemented a commercially reasonable plan to provide (x) that the change of the year from 1999 to the year 2000 will not have a Material Adverse Effect and (y) that the impacts of such change on the venders and customers of Xoom and each of its Subsidiaries will not have a Material Adverse Effect. In the reasonable best estimate of Xoom and each of its Subsidiaries, no expenditures materially in excess of currently budgeted items previously disclosed to CNET will be required in order to cause the information and business systems of Xoom and each of its Subsidiaries to operate properly following the change of the year 1999 to the year 2000. Xoom and each of its Subsidiaries reasonably expects any material issues related to such change of the year will be resolved in accordance with the timetable set forth in such plan (and in any event on a timely basis in order to be resolved before the year 2000). Between the date of this Agreement and the Effective Time, Xoom and each of its Subsidiaries shall continue to use commercially reasonable efforts to implement such plan.

          (v) No Business Activities.  Neither Xenon 2 nor Xenon 3 has conducted
              ----------------------
any activities other than in connection with their organization, the negotiation and execution of this Agreement and the NMC Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

     4.3   Representations and Warranties with respect to CNET. CNET represents
           ---------------------------------------------------
and warrants to Xoom as follows:

          (a) Due Organization, Power and Good Standing.  CNET is duly
              -----------------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. CNET has all requisite power and authority to enter into this Agreement and the Implementing Agreements to which it is a party and to perform its obligations hereunder and thereunder. CNET is qualified to do business and is in good standing in all jurisdictions in which it conducts its business, except where the failure to do so would not, individually or in the aggregate, taken as a whole, have a Material Adverse Effect.

          (b) Authorization and Validity of Agreement.  The execution, delivery
              ---------------------------------------
and performance by CNET of this Agreement and the Implementing Agreements to which it is a party and the consummation by CNET of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CNET. No vote of the holders of any class or series of CNET"s securities is necessary to approve this Agreement and the transactions contemplated hereby. This Agreement has been, and each of the other Implementing Agreements to which CNET is a party will on the Closing Date be, duly executed and delivered by CNET and constitutes or, in the case of the Implementing Agreements, upon execution thereof will constitute, a valid and legally binding obligation of CNET enforceable against it in accordance with its terms.

          (c) Governmental Approvals; Consents.  Except for the consent of NBC
              --------------------------------
under the SNAP LLC Agreement and except as described in Schedule 4.3(c), the
                                                        ---------------
execution, delivery and performance of this Agreement and the Implementing Agreements to which it is a party by CNET and the consummation by it of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of CNET; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority; (iii) require the consent or approval of any Person (other than a Governmental Authority) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, any of the terms, conditions or provisions of any contract or license to which CNET is a party or by which it or its assets or property are bound; or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to CNET; other than any consents, approvals, authorizations and permits the failure of which to obtain and any violations, conflicts, breaches defaults and other matters set forth pursuant to clauses (ii), (iii) and (iv) above which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (d) Certain Fees.  Neither CNET or any of its Subsidiaries nor the
              ------------
officers, directors or employees, thereof have employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby; except that CNET has employed and will pay all fees and expenses of Morgan Stanley & Co. Incorporated incurred on its behalf.

          (e) Title to Properties; Absence of Liens.  CNET has, and at the
              -------------------------------------
Closing Xenon 2 will acquire, good title to all of the SNAP Units held by CNET (which represent approximately 81% of the outstanding SNAP Units as of the date hereof), free and clear of all Liens (other than Liens created, imposed or granted by Xenon 2 and as set forth in the SNAP LLC Agreement).

          (f) Accredited Investor.  CNET is an "accredited investor" within the
              -------------------
meaning of Rule 501 of Regulation D under the Securities Act. CNET (i) is purchasing the Class A Common Stock for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof, in violation of the Securities Act; (ii) has had an opportunity to ask questions of the officers and directors of, and has had access to information concerning, Xenon 2 and its Subsidiaries; (iii) has knowledge, sophistication and experience in business and financial matters and risks of such investment; (iv) is able to bear the economic risk of such investment; and (v) is able to afford a complete loss of such investment.

          (g) Legal Proceedings.  Except as described in CNET"s periodic reports
              -----------------
and other filings with the SEC, there is no litigation, proceeding or governmental investigation to which CNET or its Subsidiaries is a party pending or, to the best Knowledge of CNET, threatened against it or its Subsidiaries which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or which, as of May 9, 1999, seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. CNET is not a party to nor are its assets subject to any judgment, writ, decree, injunction or order entered by any court or governmental authority (domestic or foreign) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     4.4   Survival of Representations and Warranties. None of the
           ------------------------------------------
representations and warranties given by the parties in Article IV and in the
                                                       ----------
certificates delivered pursuant to Article VII shall
------------
survive the Closing.

     4.5   No Other Representation or and Warranties.  Except for the
           -----------------------------------------
representations and warranties set forth in this Article IV, the parties hereto
                                                 ----------
make no other representations or warranties, express or implied.


                                 ARTICLE V

                  CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME
                  -------------------------------------------

     5.1   Conduct of the Business of Xoom Pending the Closing. Xoom agrees that
           ----------------------------------------------------
except with the prior written consent of CNET (provided that if NBC has
                                               --------
consented to any Xoom action under the NMC Merger Agreement, Xoom shall not be required to get CNET"s consent under this Agreement to take the same action) and except as may be expressly permitted by this Agreement or as set forth on
Schedule 5.1, prior to the Closing, it shall, and shall cause, its Subsidiaries
------------
to operate their businesses only in the usual, regular and ordinary manner, on a basis consistent with past practice and, to the extent consistent with such operation, use its reasonable efforts to preserve its present business organization intact, keep available the services of its present employees, preserve its present business relationships (consistent with past practice) and maintain all rights, privileges and franchises in the normal conduct of Xoom"s businesses. Without limitation of the foregoing, from the date hereof until the Effective Time, except as expressly permitted by this Agreement or as set forth on Schedule 5.1, Xoom shall not:
   ------------

          (a)   amend its certificate of incorporation or bylaws;

          (b) issue, purchase or redeem, or authorize or propose the issuance, purchase or redemption of, or declare or pay any dividend with respect to, any shares of capital stock of Xoom or any class of securities convertible into, or rights, warrants or options to acquire, any such shares of other convertible securities other than (i) issuances of Xoom Stock pursuant to Xoom Options outstanding on the date hereof, the Option Agreement or the obligations to issue Xoom Stock set forth on Schedule 4.2(h)
                                                              ---------------
and (ii)(x) Xoom Options with an exercise price of not less than the fair market value on the date of grant and vesting over not less than 2 years, to be issued to employees currently holding Xoom Plan Options exercisable in the aggregate for not more than that number of shares of Xoom Stock that equals 15% of the shares of Xoom Stock for which Xoom Plan Options will remain unvested and nonexercisable after giving effect to the acceleration of vesting described in
Section 6.8 of the NMC Merger Agreement; and (y) Xoom Options with an exercise
-----------
price of not less than 85% of the fair market value on the date of grant, and vesting over not less than 3 years, to be issued to employees currently holding Xoom Non-Plan Options exercisable in the aggregate for not more than the lesser of (i) that number of shares of Xoom that equals two times the number of shares of Xoom for which Xoom Non-Plan Options will remain unvested and nonexercisable and terminate after giving effect to the acceleration of vesting described in
Section 6.8 of the NMC Merger Agreement or (ii) 150,000 shares of Xoom.
-----------

          (c) adopt any stockholders rights plan or take any other action which would restrict or impede the ability of CNET to acquire any shares of Xoom Stock to the extent permitted by the terms hereof;

          (d) acquire any business or any assets (other than inventory and any other assets acquired solely for use in an existing business in the ordinary course consistent with past practice of such business) or acquire of any minority investment in any Person, except for any acquisitions for consideration not in excess of $10,000,000 individually or $25,000,000 in the aggregate taken together with all such acquisitions.

          (e) dispose of any business or any assets (other than inventory and any other assets acquired solely for use in an existing business in the ordinary course consistent with past practice of such business) or dispose of any minority investment in any Person, except for any dispositions having a fair market value not in excess of $10,000,000 individually or $25,000,000 in the aggregate taken together with all such dispositions;

          (f) except as otherwise permitted by this Section 5.1, make any
                                                    -----------
expenditures other than in the ordinary course of business and in any event not in excess of the aggregate budgeted expenditures provided in the Xoom Budget;

          (g)   except as otherwise permitted by Section 5.1(d), enter into any
                                                 --------------
transaction involving a cash expenditure other than in the ordinary course of business consistent with past practice;

          (h)   except as otherwise permitted by this Section 5.1, enter into
                                                      -----------
any transaction involving the incurrence of indebtedness other than in the ordinary course of business consistent with past practice;

          (i) enter into any transaction involving the merger, consolidation or sale of all or substantially all of the assets of Xoom;

          (j) file any voluntary petition for bankruptcy or receivership of Xoom or fail to oppose any other person"s petition for bankruptcy or action to appoint a receiver of Xoom;

          (k) except as required by applicable law, as contemplated by this Agreement or the NMC Merger Agreement or to the extent required under existing employee benefit plans, agreements or arrangements as in effect on the date of this Agreement, (A) increase the compensation or fringe benefits of any present or former director, officer or employee of Xoom or its Subsidiaries, except for increases, in the ordinary course of business, in salary or wages of employees who are not officers, (B) except in the ordinary course of business grant any severance or termination pay to any present or former director, officer or employee of Xoom or its Subsidiaries or (C) enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any present or former director, officer or employee of Xoom or its Subsidiaries;

          (l) allow any payables or other obligations to become delinquent, except where the amount or validity of such payables or obligations is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been recorded, or change or modify the usual, regular and ordinary manner of collecting receivables from past practice;

          (m) except with respect to transactions permitted by this Section
                                                                    -------
5.1(d) or Section 5.1(e), enter into any contract, agreement, joint venture or
------    --------------
other commitment that is not terminable in Xoom"s sole discretion on or prior to one year from the date hereof without payment of any termination fee or penalty;

          (n) settle any claim, action or proceeding involving money damages in excess of $50,000 in the aggregate or that could result in any injunction or prohibition on any part of the business of Xoom; or

          (o) authorize any of, or commit or agree to take any of, the foregoing actions.

     5.2   Conduct of the Business of SNAP Pending the Closing . SNAP agrees
           ---------------------------------------------------
that except with the prior written consent of Xoom, and except as may be expressly permitted or contemplated by this Agreement or as set forth on
Schedule 5.2, prior to the Closing it shall, and shall cause its
------------
subsidiary to operate their businesses only in the usual, regular and ordinary manner, on a basis consistent with past practice and, to the extent consistent with such operation, use its reasonable efforts to preserve its present business organization intact, keep available the services of its present employees, preserve its present business relationships and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of SNAP"s businesses. Without limiting the generality of the foregoing, from the date hereof until the

Closing, except as expressly permitted or contemplated by this Agreement or as set forth on Schedule 5.2, SNAP shall not:
             ------------

          (a)   amend the SNAP LLC Agreement;

          (b) issue, purchase or redeem, or authorize or propose the issuance, purchase or redemption of, or make any distribution with respect to, any equity interests of SNAP or any class of securities convertible into, or rights, warrants or options to acquire, any such equity interests or other convertible securities other than (i) pursuant to employee options outstanding on the date hereof or (ii) SNAP Options with an exercise price of not less than the fair market value on the date of grant to be issued to employees exercisable in the aggregate for not more than 195,132 units of SNAP;

          (c) acquire any business or any assets (other than inventory and any other assets acquired solely for use in an existing business in the ordinary course consistent with past practice of such business) or acquire any minority investment in any Person, except for any acquisitions for consideration not in excess of $10,000,000 individually or $25,000,000 in the aggregate taken together with all such acquisitions;

          (d) dispose of any business or any assets (other than inventory and any other assets acquired solely for use in an existing business in the ordinary course consistent with past practice of such business) or dispose of any minority investment in any Person, except for any dispositions having a fair market value not in excess of $10,000,000 individually or $25,000,000 in the aggregate taken together with all such dispositions;

          (e) except as otherwise permitted by this Section 5.2, make any
                                                    -----------
expenditures other than in the ordinary course of business and in any event not in excess of the aggregate budgeted expenditures provided in the SNAP Budget;

          (f)   except as otherwise permitted by Section 5.2(c), enter into any
                                                 --------------
transaction involving a cash expenditure by SNAP other than in the ordinary course of business consistent with past practice;

          (g)   except as otherwise permitted by this Section 5.2, enter into
                                                      -----------
any transaction involving the incurrence of indebtedness by SNAP other than in the ordinary course of business consistent with past practice;

          (h) file any voluntary petition for bankruptcy or receivership of SNAP or fail to oppose any other person"s petition for bankruptcy or action to appoint a receiver of SNAP;

          (i) except with respect to transactions permitted by this Section
                                                                    -------
5.2(c) and Section 5.2(d), enter into any contract, agreement, joint venture or
------     --------------
other commitment that is not terminable in SNAP"s sole discretion on or prior to one year from the date hereof without payment of any termination fee or penalty;

          (j) except as required by applicable law, as contemplated in this Agreement or the NMC Merger Agreement or to the extent required under existing employee benefit plans, agreements or arrangements as in effect on the date of this Agreement, (A) increase the compensation or fringe benefits of any employee of SNAP, except for increases, in the ordinary course of business, in salary or wages of employees who are not officers, (B) except in the ordinary course of business grant any severance or termination pay to any employee of SNAP, (C) hire, except in the ordinary course of business, any new employees or consultants, or (D) enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any employee of SNAP;

          (k) allow any payables or other obligations to become delinquent, except where the amount or validity of such payables or obligations is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been recorded, or change or modify the usual, regular and ordinary manner of collecting receivables from past practice;

          (l) except as otherwise permitted by Section 5.2(d), dispose of or
                                               --------------
abandon outside the ordinary course of business any assets of SNAP that are material, individually or in the aggregate, to SNAP and not transfer any rights of material value of SNAP;

          (m) permit or allow any of the material assets of SNAP to become subject to any Liens, except for Permitted Liens or waive any material claims or rights of SNAP;

          (n) except as otherwise permitted by Section 5.2(c), acquire or agree
                                               --------------
to acquire outside the ordinary course of business any assets that are material, individually or in the aggregate, to SNAP;


          (o) enter into any transaction involving the merger, consolidation or sale of all or substantially all of the assets of SNAP;



          (p) settle any claim, action or proceeding involving money damages in excess of $50,000 in the aggregate or that could result in any injunction or prohibition on any part of the business of SNAP; or

          (q) authorize any of, or commit or agree to take any of, the foregoing actions.

     5.3   Access to Information. From the date hereof to the Closing Date, each
           ---------------------
of Xoom and CNET and their respective Subsidiaries shall use reasonable efforts to afford the officers, employees, auditors and other agents of CNET and Xoom reasonable access during normal business hours to the officers, employees, properties, offices, plants and other facilities of (i) SNAP, in the case of CNET and (ii) Xoom and its Subsidiaries, in the case of Xoom, and to the contracts, commitments, books, records and Tax Returns relating thereto, and shall use reasonable efforts to furnish such Persons all such documents and such financial, operating and other data and information regarding such businesses and Persons that are in the possession of such Person as CNET or Xoom, as applicable, through their respective officers, employees or agents may from time to time reasonably request. All such information, as well as any information provided prior to the date hereof, shall be used only for the purposes of the transactions contemplated hereby and, unless required by subpoena or otherwise required by law, the parties agree not to disclose to any third party (other than their respective professional advisors) any portion of the information so provided which constitutes confidential information (i.e., information that is not otherwise publicly available). The confidential information shall not, without the other parties" prior written consent, be disclosed to third parties. The parties will disclose the information internally only to persons who require knowledge thereof for the purposes of the transactions contemplated hereby.

     5.4   Non-Solicitation of Employees . The parties hereto agree that
           -----------------------------
beginning on the date hereof and continuing until one year after the Effective Time, no party shall, directly or indirectly, solicit for employment any person who is now employed by any of the other parties in an executive position, technical position or is otherwise considered a key employee; provided, however,
                                                              --------  -------
that a party shall not be precluded from hiring any such employee who (i) initiates discussions regarding such employment without any direct or indirect solicitation by such party, (ii) responds to any general public advertisement placed by such party or (iii) has been terminated by the other party prior to commencement of employment discussions between such party and the employee.

     5.5   Amendments to Schedules . If no later than five business days prior
           -----------------------
to the Closing Date, Xoom, SNAP or CNET becomes aware of any fact or circumstance (whether or not it existed prior to the date hereof) which would make any representation, warranty, covenant or agreement of such party untrue, then such party shall be permitted to amend any Schedule to this Agreement so as to identify such fact or circumstance to the extent necessary to make such representation, warranty, covenant or agreement true and correct; provided that
                                                                  --------
if any such amendment, individually or in the aggregate with all such other amendments, discloses facts and circumstances that constitute a Material Adverse Effect, then notwithstanding anything to the contrary in this Agreement, the other party (which shall be Xoom in the case of amendments by SNAP or CNET and shall be CNET in the case of amendments by Xoom) shall have the right to terminate this Agreement. Notwithstanding the foregoing, any change to a Schedule that refers solely to an item previously disclosed in the SEC Documents shall not be deemed to have a Material Adverse Effect on Xoom if such reference is to a specific section of a specific SEC Document.


                                 ARTICLE VI

                               OTHER AGREEMENTS
                               ----------------

     6.1   Registration Statement; Preparation of Proxy Statement.
           -------------------------------------------------------
(a)   As soon as practicable after the execution of this Agreement, Xoom shall prepare and cause to be filed with
the SEC preliminary proxy materials (the "Proxy Statement") for the solicitation
                                          ---------------
of approval by the stockholders of Xoom of this Agreement, the Merger and the other transactions contemplated hereby and pursuant to the Implementing Agreements as may reasonably require approval of Xoom"s stockholders. Xoom shall cause Xenon 2 to prepare and cause to be filed with the SEC a registration statement on Form S-4 (the "Form S-4"), in which the Proxy Statement will be
                            --------
included as a prospectus, with respect to those shares of Class A Common Stock issuable pursuant to the transactions contemplated hereby. Xoom shall cause the Form S-4 and the Proxy Statement related thereto to comply with applicable law and the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have such registration statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC and Xoom shall use its best efforts to cause the proxy statement to be mailed to Xoom"s stockholders as promptly as practicable after the registration statement is declared effective under the Securities Act. Each of the parties hereto shall promptly furnish to the other party all information concerning itself, its stockholders and its Affiliates that may be required or reasonably requested in connection with any action contemplated by this Section
                                                                        -------
6.1. If any event relating to any party occurs, or if any party becomes aware of
---
any information, that should be disclosed in an amendment or supplement to the Form S-4 or the Proxy Statement, then such party shall inform the other thereof and shall cooperate with each other in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of Xoom. The Proxy Statement shall include the recommendation of the Board of Directors of Xoom in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby.

          (b) Prior to the Effective Time, Xoom shall cause Xenon 2 to use reasonable efforts to obtain all regulatory approvals needed to ensure that the Class A Common Stock to be issued in connection with the transactions contemplated hereby: (i) will be registered or qualified under the "blue sky" laws of every jurisdiction of the United States in which any registered holder of the outstanding Xoom Stock who is receiving registered shares of Class A Common Stock has an address of record or be exempt from such registration; and
(ii) will be approved for quotation at the Effective Time on Nasdaq.

          (c) Each of Xoom, and CNET agrees with respect to the information to be supplied by such party that: (i) none of the information to be supplied by such party or its Affiliates for inclusion in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; (ii) none of the information to be supplied by such party or its Affiliates for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of Xoom or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) as to matters respecting such party, the Proxy Statement and the Form S-4 will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated by the SEC thereunder.

     6.2   Stockholder Meeting . Xoom shall promptly after the date hereof take
           -------------------
all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to duly call, hold and convene a meeting of Xoom"s stockholders (the "Stockholder Meeting"). Except as required by the SEC or
                   --------------------
applicable court order, Xoom shall not postpone or adjourn (other than for the absence of a quorum) the Stockholder Meeting without the consent of CNET and SNAP. Neither CNET nor Xoom shall in any way challenge the validity, enforceability or effectiveness of the voting agreements or proxies entered into by certain stockholders of Xoom in connection with the Merger and the transactions contemplated hereby. Xoom shall take all other action necessary or advisable to secure the Stockholder Approval, subject to its right to terminate the Agreement under Section 9.1(f ). Xenon 2 shall, through its Board of
                    ---------------
Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, unless prior to obtaining the Xoom Stockholder Approval its Board of Directors determines in good faith based on the advice of outside legal counsel that the withdrawal or modification, in a manner adverse to CNET, of its approval and adoption of this Agreement is required in order to comply with its fiduciary duties under applicable law and Xenon 2 simultaneously terminates this Agreement pursuant to Section 9.1(f).
            --------------

     6.3   Public Statements . Before any party or any Affiliate of such party
           -----------------
shall release any information concerning this Agreement or the matters contemplated hereby which is intended for or may result in public dissemination thereof, such party shall cooperate with the other parties, shall furnish drafts of all documents or proposed oral statements to the other parties, provide the other parties the opportunity to review and comment upon any such documents or statements and shall not release or permit release of any such information without the consent of the other parties, except to the extent required by applicable law or the rules of any securities exchange or automated quotation system on which its securities or those of its Affiliate are traded.

     6.4   Reasonable Commercial Efforts . (a) Subject to the terms and
           -----------------------------
conditions provided in this Agreement, each party shall use reasonable commercial efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, without limitation, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (provided, however, in no event shall CNET be responsible or obligated to pay
 --------  -------
any filing fees in connection therewith (and all such fees will be paid by
Xoom)), and the filings and consents set forth on Schedule 6.4 hereto (the
                                                  ------------
"Required Consents") and to remove any injunctions or other impediments or
 -----------------
delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that
                                                            --------
notwithstanding anything to the contrary in this Agreement, no party nor any of their Affiliates shall be required to make any disposition, including, without limitation, any disposition of, or any agreement to hold separate, any Subsidiary, asset or business, and no party hereto nor any of their Affiliates shall be required to make any payment of money nor shall any party or its Affiliates be required to comply with any condition or undertaking or take any action which, individually or in the aggregate, would materially adversely affect the economic benefits to such party of the transactions contemplated hereby and the Implementing Agreements, taken as a whole or adversely affect any other business of such party or its Affiliates.

          (b) Each of the parties hereto shall execute and cause its Subsidiaries to execute on or prior to the Closing Date each Implementing Agreement to which it or they are a party on the terms set forth in the relevant Exhibits hereto.

          (c) Each of the parties hereto agrees, from time to time, to execute and deliver, or use reasonable commercial efforts to cause to be executed and delivered, such additional instruments, certificates or documents (including bills of sale and assignment and assumption agreements), and take all such actions, reasonably necessary to implement or effectuate the transactions contemplated by this Agreement.

     6.5   Notification of Certain Matters . Each party to this Agreement shall
           -------------------------------
give prompt notice to each other party of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of any party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery
                                            --------  -------
of any notice pursuant to this Section 6.5 shall not limit or otherwise affect
                               -----------
any remedies available to the parties receiving such notice. No disclosure by any party pursuant to this Section 6.5, however, shall be deemed to amend or
                           -----------
supplement the disclosures set forth on the Schedules to Article IV or prevent
                                                         ----------
or cure any misrepresentations, breach of warranty or breach of covenant.

     6.6   Xenon 2 Directors Xenon 2 will cause the Surviving Corporation to
          -----------------
indemnify each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Xoom and any of its Subsidiaries from and after the Effective Time (individually an "Indemnified Party" and collectively the "Indemnified
                                                           -----------
Parties"), with respect to acts or omissions occurring prior to the Effective
--------
Time to the full extent provided as of the date hereof under the certificate of incorporation, bylaws, other similar organizational documents of Xoom or applicable law. Xenon 2 shall cause the Surviving Corporation to maintain the current policies of the officers" and directors" liability insurance maintained by Xoom for at least six years, provided that the Surviving Corporation shall
                                --------
not be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Xoom for such insurance. The rights under this
Section 6.6 are contingent upon the occurrence of, and will survive consummation
-----------
of, the transactions contemplated hereby and are expressly intended to benefit each Indemnified Party each of whom shall have third party beneficiary rights hereunder.

     6.7   Employee Matters.
           ----------------

           (a) Employee Benefit Plans.
               ----------------------

          (i)  As of the Closing Date, the employees of SNAP (the "SNAP
                                                                   ----
Employees") shall cease to accrue further benefits under the SNAP Plans (other
---------
than the SNAP Level Plans) and shall immediately commence participation in the Xenon 2 Plans (which shall initially be the Xoom Plans) (other than Xoom Plans comparable to the SNAP Level Plans) on a basis no less favorable than similarly situated employees of Xenon 2 or Xoom. Xenon 2 or Xoom shall cause each Xenon 2 Plan to treat the prior service of each SNAP Employee with SNAP or its affiliates as service rendered to Xenon 2 or Xoom for purposes of eligibility, vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plan) to the same extent such service was taken into consideration under comparable SNAP Plans.

          (ii) CNET shall retain all assets and liabilities and obligations under SNAP Plans (other than the SNAP Level Plans) with respect to the SNAP Employees.

          (b)  SNAP Employee Options
               ---------------------

          SNAP and Xenon 2 will take all requisite corporate action such that, as of the Closing Date, each outstanding option to purchase SNAP units (a "SNAP
                                                                           ----
Option") held by a SNAP Employee, shall be converted into a stock option to
------
purchase a number of shares of Xenon 2 (a "Xenon 2 Option") equal to the number
                                           --------------
of Xenon 2 shares such SNAP Employees would have received if such Employee exercised such option in full immediately prior to the Closing Date and contributed such units with CNET in exchange for shares of Xenon 2. The per share exercise price of each Xenon 2 Option shall equal the aggregate exercise price of the corresponding SNAP Option divided by the number of Xenon 2 shares subject to such Xenon 2 Option.

     6.8   Xoom Options. (a) Prior to the Effective Time, Xenon 2 shall adopt,
           ------------
and the stockholders of Xenon 2 shall approve, a stock option plan (the
"Xenon 2 Option Plan") providing for the issuance of "incentive stock options"
 -------------------
(within the meaning of Section 422 of the Code) and nonqualified options. At the Effective Time, each outstanding Xoom Option shall be converted into an option (each a "Xenon 2 Option") of Xenon 2 to purchase shares of Class A Common
         --------------
Stock under the Xenon 2 Option Plan or through assumption by Xenon 2 of the Xoom Option Plan and each Xoom Non-Plan Option Agreement, as provided below. Following the Effective Time, each such Xenon 2 Option shall be exercisable upon the same terms and conditions as were applicable to the related Xoom Option as in effect immediately prior to the Effective Time, except that (i) each such Xenon 2 Option shall be exercisable for that number of shares of Class A Common Stock equal to the number of shares of Xoom Stock that were issuable upon exercise in full of such converted Xoom Option immediately prior to the Effective Time and (ii) the per share exercise price for the shares of Class A Common Stock issuable upon exercise of such Xenon 2 Option shall be equal to the exercise price per share of Xoom Stock at which such Xoom Option was exercisable immediately prior to the Effective Time. It is the intention of the parties that, to the extent that any such Xoom Plan Option constituted an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the conversion of the Xoom Plan Options provided by this Section 6.8(a)
                                                              --------------
satisfy the conditions of Section 424(a) of the Code.

          (b) Xoom represents and warrants that as of the date hereof there are no, and have not previously been any, participants in the Xoom 1998 Employee Stock Purchase Plan (the "Xoom ESPP"). Xoom agrees that it shall take any
                          ---------
necessary action to prohibit any participation in the Xoom ESPP in the future and to terminate the Xoom ESSP prior to the Effective Time.

     6.9   Release of CNET"s Guarantee. " Xenon 2 shall use its reasonable best
           ---------------------------
efforts to cause the guarantee by CNET of SNAP"s obligations under Office Lease, dated September 24, 1997, as amended, between No. 1 Beach Street LLC and CNET, to be released as soon as practicable following the Closing.

     6.10  Resignation of SNAP"s CEO ". CNET will cause the Chief Executive
           -------------------------
Officer of SNAP to resign from such position as of the Effective Time.

     6.11  Tax Cooperation and Consistent Reporting.
           ----------------------------------------

     To the extent CNET has it:

          (a) Xoom and CNET agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Contributed Assets as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any Tax Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return to the extent, in the case of CNET, such information is reasonably available to CNET. Xoom and CNET will cooperate with each other in the conduct of any audit or other proceeding related to Taxes and all other Tax matters relating to the Contributed Assets, and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 6.11.
                                              ------------

          (b) Unless there has been a Final Determination to the contrary, Xoom and CNET covenant and agree, for all Tax purposes including all Tax Returns and any Tax controversies to (and to cause any Affiliate or successor to their assets or business to) take each of the positions set forth below (and not to take any positions inconsistent therewith):

          (i) The transfer of the Contributed Assets pursuant to the Agreement will qualify under Section 351(b) of the Code.

          (ii) None of the consideration received for the Contributed Assets pursuant to the Agreement will be treated as Other Property or Money.

          (iii) None of the Class A Common Stock issued to CNET pursuant to the terms of the Agreement will be paid or issued for services.

          (iv) The tax basis of each Contributed Asset to be received by Xenon 2 will be the same as the tax basis of such asset in the hands of the transferor increased by the amount of any gain recognized by the transferor on the transfer of such asset.

          (v) The holding period of each Contributed Asset will include the period during which such asset was held by the transferor.

          (vi) Neither Xoom or Xenon 2, any affiliate thereof, nor any successor to their assets or businesses will be entitled to claim any deduction in respect of any Assumed Liability to the extent previously deducted by the transferor.

          (c) Xenon 2 represents, covenants and agrees that (A) it has no plan or intention to (i) cause Xoom to issue additional shares of stock after the Merger, or take any other action, that would result in Xenon 2 losing control of Xoom, (ii) liquidate Xoom or merge Xoom with Xenon 2 or into any other corporation; (iii) cause Xoom to sell or otherwise dispose of any of its assets (or of any of the assets acquired from Xenon 3), except for dispositions made in the ordinary course of business, transfers permitted under Section 368(a)(2)(C) of the Code, or transfers prescribed by Section 1.368-1(d) that will not affect satisfaction of the "continuity of business enterprise" requirement under
Section 368 of the Code for purposes of qualifying the Merger as a "reorganization" under said section, or (iv) reacquire any of the shares of its stock issued pursuant to this Agreement, and (B) the historic business of Xoom will be continued or a significant portion of Xoom"s historic business assets will be used in a business.

          (d) (i)   Xoom, Xenon 2 and CNET agree to report to each other any
communication from or with the Internal Revenue Service which relates in any way to the characterization of the transactions contemplated by the Agreement. Notwithstanding any such communication, Xoom, Xenon 2 and CNET covenant and agree to (and to cause any Affiliate or successor to their assets or business
to) continue to take each of the positions specified in Section 6.11(b) for all
                                                        ---------------
Tax purposes (unless there has been a Final Determination contrary to such position).

          (ii)  Without limiting the generality of Section 6.11(d)(i), (A) Xoom
                                                   ------------------
will use its best efforts to cause each Xoom stockholder to file, and CNET will file, with its federal income tax return for the taxable year in which the Agreement is consummated (which CNET tax return shall be timely filed) the information required by Treas. Reg " 1.351-3(a) (provided that, in the case of
                                                 --------
Xoom, such best efforts shall only require Xoom to advise its stockholders of the requirement to comply with said section of the Treasury Regulations and to provide them with draft language for the Required Statement), and CNET will deliver a copy of that statement to Xenon 2 within ten days thereafter, and (B) Xenon 2 will file with its federal income tax return for the taxable year in which the Agreement is consummated (which tax return shall be timely filed) the information required by Treas. Reg " 1.351-3(b), and will deliver a copy of that statement to CNET within ten days thereafter. Within ninety days after the Closing Date, CNET will deliver to Xenon 2 all of the cost and other basis information relating to the Contributed Assets and assumed Liabilities for federal income tax purposes reasonably required for Xenon 2 to prepare the statement required by Treas. Reg. " 1.351-3(b)(2). Such information will be delivered in the form normally maintained by CNET and will include reasonably complete data relating to the tax basis, year of acquisition, depreciable life, and amount and method of depreciation of tangible and intangible property.
Xenon 2 and CNET also will maintain such records as are required by Treas. Reg. " 1.351-3(c).

          (iii)  Without limiting the generality of Section 6.11(d)(i), (A) Xoom
                                                    ------------------
and Xenon 2 will comply with the record-keeping and information filing requirements of Section 1.368-3 of the Treasury Regulations with respect to the Merger, and (B) Xenon 2 will file with its federal income tax return for the taxable year in which the Agreement is consummated (which tax return shall be timely filed) the information required by Treasury Regulations Section 1.351-3(b) and maintain such records as are required by Treasury Regulations Section 1.351-3(c) with respect to the Merger.

     6.12  Tax Benefit Payments . (a) If a Final Determination is made contrary
          --------------------
to any of the positions described in Section 6.11(b)(i), Section 6.11(b)(ii), or
                                     ------------------  -------------------
Section 6.11(b)(iii), then (in addition to any other remedies which may be
--------------------
available to CNET but without duplication thereof) Xenon 2 will pay to CNET for each Post-Closing Tax Period an amount equal to the excess of (A) the liability for federal, state and local Taxes to which Xenon 2, Xoom or any other Affiliates or any successor to their assets or businesses (collectively, the "Taxpayer") would have been subject for all Post-Closing Tax Periods in each
 --------
relevant jurisdiction had the positions described in Section 6.11(b) been
                       ---------------
sustained (and had Xenon 2 not been required to make any payments pursuant to this Section 6.12), over (B) the Taxpayer"s actual liability for such Taxes for
     ------------
such periods. Such payment will be due (subject to a ten business-day grace period) when, as, and to the extent the Taxpayer derives an actual benefit (in the form of any refund, reduction in Tax liability, or otherwise) as the result of such excess. If any payment required under this Section 6.12(a) for any Post-
                                                   ---------------
Closing Tax Period is not made on or before the due date (without extensions) of the return of such period, then such payment will be made together with interest at the rate per annum determined from time to time under Section 6621(a)(2) of the Code compounded daily for the period from such due date to the date on which the payment is actually made.

          (b) In addition, Xenon 2 will pay to CNET, no later than ten business days after each date on which the Taxpayer receives a refund of federal, state or local Taxes for a Pre-Closing Tax Period, the excess of such refunds over such refunds to which the Taxpayer would have been entitled had the positions described in Section 6.11(b) been sustained (and had Xenon 2 not been required
             ---------------
to make any payments under this Section 6.12).  If any payment required under
                                ------------
this Section 6.12(b) is not made on or before the date such payment is due, then
     ---------------
such payment will be made together with interest at the rate per annum determined from time to time under Section 6621(a)(2) of the Code compounded daily for the period from the date such payment was due to the date on which such payment is actually made.

          (c) In the event of any adjustment to the Taxpayer"s liability for federal, state or local Taxes or entitlement to a refund, as a result of audit, carryover, or otherwise, the amounts previously payable under this Section 6.12
                                                                   ------------
will be appropriately adjusted and Xenon 2 or CNET, as the case may be, will pay to the other the amount, required as a result of such adjustment, together with interest at the rate per annum determined from time to time under Section 6621(a)(2) of the Code compounded daily for the period from the original payment date affected by the adjustment to the date on which the payment is made. At the time of any payment under this Section 6.12 (or at the request of CNET if
                                   ------------
Xenon 2 has determined that no payment is due),

Xenon 2 will submit a schedule showing in reasonable detail its calculation of the payment to be made (or the basis for its determination that no payment is due). Any dispute concerning the calculation of payments due under this
Section 6.12 will be resolved by the Independent Accountants.
------------

          (d) Any payment to CNET under this Section 6.12 will be allocated
                                             ------------
between principal and interest for purposes of Section 483, Section 1273, and any other relevant provision of the Code by using as a discount rate the rate per annum determined from time to time under Section 6621(a)(2) of the Code compounded daily for the period from the date of Closing to the date on which the payment is made. The portion of any such payment created as principal will be treated as additional exchange consideration. Any payment to Xenon 2 under this Section 6.12 (other than interest) will be treated as a reduction of the
     ------------
exchange consideration.

          (e) CNET will pay (i) any fees or other amounts due to the Independent Accountants in respect of the resolution of any dispute pursuant to Section
                                                                    -------
6.12(c), and (ii) all reasonable costs (including the reasonable internal costs
-------
of Xenon 2 or any Affiliate or successor thereto) incurred by Xenon 2 (or by such Affiliate or successor) to comply with the provisions of this Section 6.12.
                                                                   ------------

     6.13  Affiliates. Not less than 45 days prior to the Effective Time, Xoom
           ----------
shall deliver to Xenon 2 a letter identifying all persons who, in the opinion of Xoom, may be deemed at the time this Agreement is submitted for adoption by the stockholders of Xoom, "affiliates" of Xoom for purposes of Rule 145 under the Securities Act, and such list shall be updated as necessary to reflect changes from the date thereof. Xoom shall use its reasonable best efforts to cause each person identified on such list to enter into and deliver to Xenon 2 not less than 30 days prior to the Effective Time, a written agreement in connection with the restrictions on affiliates under Rule 145 of the Securities Act (an "Affiliate Agreement").
--------------------


                                 ARTICLE VII

                             CONDITIONS TO CLOSING
                             ---------------------

     7.1   Conditions Precedent to Obligations of Each Party . The respective
           -------------------------------------------------
obligations of each party to this Agreement to consummate this Agreement and the transactions contemplated hereby shall be subject to the satisfaction or waiver by the appropriate party of each of the following conditions on or prior to the Closing Date:


          (a) No Injunctions or Restraints.  At the Closing Date, there shall be
              ----------------------------
(i) no injunction, restraining order or other decree of any nature of any court of competent jurisdiction or other Governmental Authority that is in effect that restrains or prohibits the consummation of any of the transactions contemplated hereby, and (ii) no action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of this Agreement and the transactions herein illegal; provided, however, that the parties hereto shall use their
                --------  -------
reasonable commercial
efforts to have such injunction, order, decree, claim, action, suit, statute, rule or regulation vacated or declared inapplicable as expeditiously as practicable.

          (b) Regulatory Authorizations.  All orders, consents and approvals of
              -------------------------
any Governmental Authorities legally required for the consummation of the transactions contemplated by this Agreement, including the Required Consents, shall have been obtained, and all waiting periods applicable under the HSR Act and other applicable antitrust, merger control or competition laws or regulations shall have expired or been terminated, except those for which failure to obtain such consents and approvals would not, individually and in the aggregate, have a Material Adverse Effect. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4, and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened in writing by the SEC.

          (c)   Stockholder Approval.  This Agreement shall have been adopted by
                --------------------
the Stockholder Approval.

          (d)   Nasdaq.  The shares of Class A Common Stock to be issued in
                ------
accordance with the terms and subject to the conditions of this Agreement shall have been approved for quotation (subject to notice of issuance) on Nasdaq.

          (e) NMC Merger Agreement.  All of the conditions to the closing of the
              --------------------
transactions contemplated by the NMC Merger Agreement shall have been satisfied or waived on or prior to the Closing Date.

     7.2   Conditions Precedent to Obligations of CNET. The obligation of CNET
           -------------------------------------------
to consummate this Agreement and the transactions contemplated hereby shall be subject to the satisfaction, of each of the following conditions, or by the waiver of such condition by CNET on or prior to the Closing Date:

          (a)  Accuracy of Representations and Warranties of Xoom.  The
               --------------------------------------------------
representations and warranties of Xoom contained in this Agreement shall be true and correct in all material respects, in each case on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties by their terms speak as of a specified date, in which case they shall be true and correct in all material respects as of such date; and CNET shall have received from Xoom a certificate to such effect dated as of the Closing Date signed by an officer thereof.

          (b)  Covenants of Xoom.  Xoom shall have complied in all material
               -----------------
respects with all covenants contained in this Agreement to be performed by it on or prior to the Closing; and CNET shall have received from Xoom a certificate to such effect dated as of the Closing Date signed by an officer thereof.

          (c) Implementing and Other Agreements.  Xoom and each of its
              ---------------------------------
Subsidiaries and NBC shall have entered into each of the Implementing Agreements to which it is a party.

     7.3   Conditions Precedent to Obligations of Xoom . The obligation of Xoom
           -------------------------------------------
to consummate this Agreement and the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions, or the waiver of such condition by Xoom, on or prior to the Closing Date:

          (a)  Accuracy of Representations and Warranties of SNAP and CNET.  The
               -----------------------------------------------------------
representations and warranties of SNAP and CNET contained in this Agreement shall be true and correct in all material respects, in each case on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of such time, except to the extent such representations and warranties by their terms speak as of a specified date, in which case they shall be true and correct in all material respects as of such date; and Xoom shall have received from each of SNAP and CNET a certificate to such effect with respect to such party dated as of the Closing Date signed by an officer thereof.

          (b)  Covenants of SNAP and CNET.  Each of SNAP and CNET shall have
               --------------------------
complied in all material respects with all covenants contained in this Agreement to be performed by it, on or prior to the Closing; and Xoom shall have received from CNET a certificate to such effect dated as of the Closing Date signed by an officer thereof.

          (c) Implementing and Other Agreements.  CNET shall have entered into
              ---------------------------------
each of the Implementing Agreements to which it is a party.

          (d) Tax Opinion.  Xoom shall have received an opinion in form and
              -----------
substance reasonably satisfactory to it from its counsel to the effect that the Merger will be treated for federal income tax purposes as either or both of: (i) a contribution of Xoom Stock to Xenon 2 qualifying under Section 351 of the Code or (ii) a "reorganization," within the meaning of Section 368(a) of the Code, and that each of Xenon 2, Xoom and Xenon 3 will be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Merger. The parties shall make representations reasonably requested by counsel related to said opinion, which representations may be relied upon by the counsel providing such opinion, with such qualifications as are customary for such opinion.



                                 ARTICLE VIII

                                   RESERVED
                                   --------



                                  ARTICLE IX

                                  TERMINATION
                                  -----------



     9.1   Termination Events . Without prejudice to other remedies which may be
           ------------------
available to the parties by law or this Agreement, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time (whether before or after adoption of this Agreement by Xenon 2 in its capacity as sole stockholder of Xenon 3 or, subject to the provisions hereof, the Stockholder Approval):


          (a) Reserved.

          (b) by either CNET or Xoom by written notice to the other parties if the transactions contemplated by this Agreement have not been consummated by December 31, 1999, unless extended by written agreement of the parties hereto, provided that the party terminating this Agreement shall not be in material
--------
default or breach hereunder and provided, further, that the right to terminate
                                --------- -------
this Agreement under this clause (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated by this Agreement on or before such date;

          (c) by either CNET or Xoom if (i) any Governmental Authority, the consent or approval of which is required for the consummation of the transactions contemplated hereby, shall have determined not to grant its consent or approval and all appeals of such determination shall have been taken and have been unsuccessful or (ii) any court of competent jurisdiction in the United States shall have issued a final and unappealable permanent injunction, order, judgment or other decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, provided that the party seeking to terminate this Agreement
                     --------
under this clause (c) is not then in material breach of this Agreement and provided, further, that the right to terminate this Agreement under this clause
--------  -------
(c) shall not be available to any party who shall not have used reasonable commercial efforts to avoid the issuance of such order, decree or ruling;

          (d) by either CNET or Xoom if upon a vote at a duly held Stockholders Meeting or any adjournment thereof, the Stockholder Approval shall not have been obtained;

          (e)  Reserved

          (f) by Xoom, prior to the receipt of the Stockholder Approval, on five business days written notice, if, Xoom receives a bona fide written proposal from any Person relating to (A) the direct or indirect acquisition or purchase of 50% or more of the assets (based on the fair market value thereof) of Xoom and its Subsidiaries, taken as a whole, or of 50% or more of any class of equity securities of Xoom or any of its Subsidiaries or any tender offer or exchange offer (including by Xoom or its Subsidiaries) that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of Xoom or any of its Subsidiaries, (B) a sale of all or substantially all of the assets of Xoom and its Subsidiaries or (C) a merger or consolidation of Xoom as a result of which the stockholders of Xoom immediately prior to such transaction would not beneficially own immediately after such transaction 50% or more of the resulting or surviving entity (or the parent thereof), in any such case with respect to which the Board of Directors of Xoom (i) determines in good faith and after consultation with a financial advisor of nationally recognized reputation to be on terms more favorable to the Xoom stockholders than the transactions contemplated by this Agreement and the NMC Merger

Agreement and (ii) concludes in good faith based on the advice of outside legal counsel that termination of this Agreement is required to comply with its fiduciary duties under applicable law.

     9.2   Effect of Termination.  In the event of any termination of the
           ---------------------
Agreement as provided in Section 9.1 hereto, this Agreement shall forthwith
                         -----------
become wholly void and of no further force and effect (except Section 5.4,
                                                              -----------
Section 6.3, Section 9.2 and Article X hereof) and there shall be no
-----------  -----------     ---------
liability on the part of any parties hereto or their respective officers or directors, except as provided in such sections and article. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

                                 ARTICLE  X

                    MISCELLANEOUS AGREEMENTS OF THE PARTIES
                    ---------------------------------------


     10.1   Notices.  Any notice in connection with this Agreement shall be in
            -------
writing and shall be delivered by air courier or by facsimile at the addresses or facsimile numbers given below. If notice is given by: (a) air courier, notice shall be deemed given when recorded on the records of the air courier as received by the receiving party; or (b) facsimile, notice shall be deemed given upon transmission, if on a business day and during business hours in the country of receipt; otherwise, notice shall be deemed to have been given at 9:00 A.M. on the next Business Day in the country of receipt.


          If to CNET or SNAP:

                    CNET, Inc.
                    150 Chestnut Street
                    San Francisco, California  94111
                    Attn: Douglas N. Woodrum
                    Facsimile:  (415) 395-9205

          with copies to:

                    Hughes & Luce, L.L.P.
                    1717 Main Street, Suite 2800
                    Dallas, Texas  75201
                    Attn: R. Clayton Mulford
                    Facsimile: (214) 939-5849

                    SNAP! LLC
                    One Beach Street
                    San Francisco, California  94133
                    Attn.: Edmond Sanctis
                    Facsimile: (415) 249-2633


                    National Broadcasting Company, Inc.
                    30 Rockefeller Plaza
                    New York, New York  10012
                    Attn:  Tom Rogers
                    Facsimile:  (212) 664-3914

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York  10017
                    Attn.: Richard Capelouto
                    Facsimile: (212) 455-2502


          If to Xoom, Xenon 2 or Xenon 3

                    Xoom.com, Inc.
                    300 Montgomery Street
                    Suite 300
                    San Francisco, California 94104
                    Attn.:  Chris Kitze
                    Facsimile:  (415) 288-2580


          with copies to:

                    Morrison & Foerster LLP
                    425 Market Street
                    San Francisco,  California 94105
                    Attn.:  Bruce Alan Mann
                    Facsimile:  (415) 268-7522

                    Morrison & Foerster LLP
                    1290 Avenue of the Americas
                    New York, New York  10104
                    Attn.: Allen L. Weingarten
                    Facsimile: (212) 468-7900

or to such other address as any such party shall designate by written notice to the other parties hereto.

          10.2   Integration; Amendments. This Agreement (including the
                 -----------------------
Schedules and Exhibits hereto) contains the entire agreement and understanding of the parties with regard to the matters contained herein and supercedes any prior written or oral agreement with respect to the subject matter hereto. This Agreement may not be amended or modified except in a writing signed by all parties hereto. This Agreement may be amended by the parties at any time before or after the Stockholder Approval or the adoption of this Agreement by Xenon 2 in its capacity as sole stockholder of Xenon 3; provided, however, that after
                                                --------  -------
any such approval, there shall not be made any amendment that by law requires further approval by such stockholders without the further approval of such stockholders.

          10.3   Waiver. No waiver by any of the parties hereto of any of the
                 ------
provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          10.4   No Assignment; Successors and Assigns. The parties' respective
                 -------------------------------------
rights and obligations hereunder may not be assigned, transferred, pledged, or encumbered, in any manner, direct or indirect, contingent or otherwise, in whole or in part, voluntarily or by operation of law, without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding on the parties hereto and their respective successors and permitted assigns.

          10.5   Expenses. Except as set forth in this Agreement, if the
                 --------
transactions contemplated by this Agreement are consummated, all legal and other costs and expenses (including fees and expenses of any financial advisors, accountants or other professional advisors) incurred by Xoom and SNAP in connection with this Agreement and the transactions contemplated hereby shall be paid or reimbursed by Xenon 2. If the transactions contemplated by this Agreement are not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs.

          10.6   Severability. If any provision of this Agreement shall be
                 ------------
declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect, and the parties hereto shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the parties as expressed by such illegal, void or unenforceable provision.

          10.7   Section Headings; Table of Contents. The section headings
                 -----------------------------------
contained in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          10.8   Third Parties. This Agreement does not create any rights,
                 -------------
claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto, except as set forth in
Section 6.6.
-----------

          10.9   GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement
                 -----------------------------------------
shall be governed and construed in accordance with the laws of the State of New York applicable to contracts executed and performed within such state (except to the extent that the DGCL applies to the Merger).

          10.10  Specific Performance. The parties hereto agree that
                 --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

          10.11  Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                              CNET, INC.


                              By:  /s/ Douglas N. Woodrun
                                  ------------------------------------
                                    Name:   Douglas N. Woodrun
                                    Title:  Executive Vice President
                                            & Chief Financial Officer

                              XOOM.COM, INC.


                              By: /s/ Chris Kitze
                                  ------------------------------------
                                    Name:   Chris Kitze
                                    Title:  Chairman

                              XENON 2, INC.


                              By: /s/ Chris Kitze
                                  ------------------------------------
                                    Name:   Chris Kitze
                                    Title:


                              XENON 3, INC.


                              By: /s/ Chris Kitze
                                  ------------------------------------
                                    Name:   Chris Kitze
                                    Title:

                              SNAP! LLC


                              By: /s/ Edmond Sanctis
                                  ------------------------------------
                                    Name:    Edmond Sanctis
                                    Title:   Chief Operating Officer

                             AGREEMENT AND PLAN OF
                            CONTRIBUTION AND MERGER


                                     among



                                  CNET, INC.



                                XOOM.COM, INC.



                                 XENON 2, INC.



                                 XENON 3, INC.


                                      and


                                   SNAP! LLC


                            Dated as of May 9, 1999

                                 TABLE OF CONTENTS



                                                                        Page

ARTICLE I

       DEFINITIONS.......................................................... 2
       1.1  Definitions..................................................... 2

ARTICLE II

       THE MERGER........................................................... 8

       2.1  The Merger...................................................... 8
       2.2  Closing......................................................... 9
       2.3  Effective Time.................................................. 9
       2.4  Effects of the Merger........................................... 9
       2.5  Certificates of Incorporation................................... 9
       2.6  By-Laws......................................................... 9
       2.7  Officers and Directors of Surviving Corporation and Xenon 2.....10
       2.8  Effect on Capital Stock.........................................10
       2.9  Exchange Fund...................................................10
      2.10  Exchange Procedures.............................................10
      2.11  Distributions with Respect to Unexchanged Shares................11
      2.12  No Further Ownership Rights in Xoom Stock.......................11
      2.13  Termination of Exchange Fund....................................11
      2.14  No Liability....................................................12
      2.15  Lost Certificates...............................................12
      2.16  Further Assurances..............................................12
      2.17  Stock Transfer Books............................................12
      2.18  Federal Income Tax Consequences.................................12

ARTICLE III

CONTRIBUTIONS AND  ISSUANCES OF CLASS A COMMON STOCK

      ......................................................................12

     3.1  Contribution and Issuance of Class A Common Stock to CNET and GBI.12

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF THE PARTIES..........................14

     4.1  Representations and Warranties with respect to SNAP...............14
     4.2  Representations and Warranties with respect to Xoom...............21
     4.3  Representations and Warranties with respect to CNET...............30
     4.4  Survival of Representations and Warranties........................32
     4.5  No Other Representation or and Warranties.........................32

ARTICLE V

     CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME.......................... 32
     5.1  Conduct of the Business of Xoom Pending the Closing............. 32
     5.2  Conduct of the Business of SNAP Pending the Closing............. 34
     5.3  Access to Information........................................... 36
     5.4  Non-Solicitation of Employees................................... 37
     5.5  Amendments to Schedules......................................... 37

ARTICLE VI

     OTHER AGREEMENTS..................................................... 37
      6.1  Registration Statement; Preparation of Proxy Statement......... 37
      6.2  Stockholder Meeting............................................ 39
      6.3  Public Statements.............................................. 39
      6.4  Reasonable Commercial Efforts.................................. 39
      6.5  Notification of Certain Matters................................ 40
      6.6  Xenon 2 Directors.............................................. 40
      6.7  Employee Matters............................................... 40
      6.8  Xoom Options................................................... 41
      6.9  Release of CNET"s Guarantee.................................... 42
     6.10  Resignation of SNAP"s CEO...................................... 42
     6.11  Tax Cooperation and Consistent Reporting....................... 42
     6.12  Tax Benefit Payments........................................... 44
     6.13  Affiliates..................................................... 45

ARTICLE VII

     CONDITIONS TO CLOSING................................................ 45
     7.1   Conditions Precedent to Obligations of Each Party.............. 45
     7.2   Conditions Precedent to Obligations of CNET.................... 46
     7.3   Conditions Precedent to Obligations of Xoom.................... 47

ARTICLE VIII

     RESERVED............................................................. 47

ARTICLE IX

     TERMINATION.......................................................... 47
     9.1   Termination Events............................................. 47
     9.2   Effect of Termination.......................................... 49

ARTICLE  X

     MISCELLANEOUS AGREEMENTS OF THE PARTIES.............................. 49
      10.1  Notices....................................................... 49
      10.2  Integration; Amendments....................................... 51
      10.3  Waiver........................................................ 51

      10.4  No Assignment; Successors and Assigns......................... 51
      10.5  Expenses...................................................... 51
      10.6  Severability.................................................. 51
      10.7  Section Headings; Table of Contents........................... 52
      10.8  Third Parties................................................. 52
      10.9  GOVERNING LAW; SUBMISSION TO JURISDICTION..................... 52
     10.10  Specific Performance.......................................... 52
     10.11  Counterparts.................................................. 52

                                   SCHEDULES

Schedule 1.1(a)          Knowledge Definition
Schedule 2.5(b)          Capitalization of Xenon 2
Schedule 2.7             Officers and Directors of Xenon 2
Schedule 4.1(c)          Governmental Approvals; Consents
Schedule 4.1(e)          Equity Interests
Schedule 4.1(f)          Financial Information, Liabilities
Schedule 4.1(g)          Absence Changes
Schedule 4.1(h)          Title to Properties; Liens
Schedule 4.1(i)          Properties, Contracts, Permits
Schedule 4.1(j)          Legal Proceedings
Schedule 4.1(k)          Labor Controversies
Schedule 4.1(l)          Intellectual Property and Technology
Schedule 4.1(m)          Government Licenses, Permits
Schedule 4.1(o)          Environmental Matters
Schedule 4.1(p)          Employee Benefit Matters
Schedule 4.1(r)          Tax Matters
Schedule 4.1(t)          Acceleration of Options
Schedule 4.2(c)          Governmental Approvals; Consents
Schedule 4.2(g)          Stock Options
Schedule 4.2(h)          Obligations with Respect to Capital Stock
Schedule 4.2(j)          Absence of Certain Changes or Events
Schedule 4.2(k)          Properties, Contracts, Permits and Other Data
Schedule 4.2(l)          Legal Proceedings
Schedule 4.2(m)          Labor Controversies
Schedule 4.2(n)          Intellectual Property
Schedule 4.2(o)          Government Licenses, Permits, Etc.
Schedule 4.2(q)(i)       Employee Benefits Matters
Schedule 4.2(q)(iii)     Exception to Employee Benefit Plan Compliance
Schedule 4.2(q)(vii)     Benefit Payments Required
Schedule 4.2(s)          Tax Matters
Schedule 4.2(v)          Year 2000 Compliance
Schedule 4.3(c)          Governmental Approvals; Consents
Schedule 5.1             Conduct of the Business of Xoom Pending the Closing
Schedule 5.2             Conduct of the Business of SNAP Pending the Closing
Schedule 6.4             Required Consents